Exhibit 10.3

ALTRUST FINANCIAL SERVICES, INC.

SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

[Amendment 4; Effective 1/1/1997]

(As Amended and Restated January 1, 1987)

ARTICLE I

INTRODUCTION

1.01	History of the Plan.

Effective January 1, 1985, Peoples Bank of Cullman County adopted and established a qualified employee stock ownership plan (“Prior Plan”) for the exclusive benefit of its eligible employees. Effective as of March 31, 1987, Cullman Bancshares, Inc. became the parent holding company of Peoples Bank of Cullman County and at the same time assumed sponsorship of the Prior Plan.

1.02	New Plan.

Effective January 1, 1987, the Prior Plan is continued in an amended, renamed and restated form as set forth in its entirety in this document for the purpose of complying with the provisions of the Employee Retirement Income Security Act of 1974 as amended and maintaining qualification under Sections 401(a) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended. The Plan has been amended to permit a cash or deferred arrangement under Code Section 401(k). The provisions of the Plan relating to the cash or deferred arrangement shall become effective as of a date selected by the Employer. Cullman Bancshares, Inc. shall be the sponsor of the Plan and Peoples Bank of Cullman County will also adopt this document as an Affiliated Sponsor.

1.03	Effective Date.

Notwithstanding the fact that the Plan was amended and restated effective January 1, 1987, certain provisions of the Plan shall have effective dates prior to the date of the Plan’s amendment and restatement.

1.04	Protection of Certain Rights.

Notwithstanding anything to the contrary in this Plan, this restatement shall not diminish the right of any Participant to an optional benefit that existed under the Plan as of December 31, 1989, but only to the extent that such optional benefit form must be protected under Section 411(d)(6) of the Code.

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

1.05	Purposes of the Plan.

The purpose of this Plan is to enable participating Employees to share in the growth, prosperity and ownership of the Company and its Affiliates and to provide Participants with an opportunity to obtain beneficial interests in the stock of the Company and to accumulate capital for their future economic security. Accordingly, the Trust under the Plan is designed to be invested primarily in Company Stock and the Plan may be used to accomplish the following objectives:

(a)	To provide Participants with beneficial ownership of Company Stock;

(b)	To receive loans (or other extensions of credit) to finance the acquisition of Company Stock, with such loans secured primarily by a commitment by the Employer to make Employer Contributions to the Trust in amounts sufficient to enable principal and interest on such loans to be repaid; and

(c)	To encourage thrift on the part of Participants by allowing them to accumulate tax-deferred savings.

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

ARTICLE 2

DEFINITIONS

Certain terms in this Plan and the Trust Agreement have special meanings which are set forth in this Article and which shall govern unless the context in which they are used clearly indicates that some other meaning is intended.

2.01	Account shall mean the total of a Participant’s Investment Account and ESOP Account.

2.02	Adjustment shall mean the pro rata allocation to a Participant’s Account of the amount of net earnings or losses plus the amount of net appreciation or depreciation experienced by such Account as such amounts are determined by the Committee or the Trustee on a reasonable and non-discriminatory basis.

2.03	Affiliated Sponsor shall mean any corporation and any other entity that wishes to adopt this Plan; provided, however, that any such entity described in this paragraph must be designated by the Chief Executive Officer or Board as an Affiliated Sponsor under the Plan. See Section 13.07 for provisions related to an Affiliated Sponsor’s adoption of the Plan.

2.04	Affiliates shall mean the Employer and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business which is under common control (as defined in Code Section 414(c)) with the Employer; any organization which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

2.05	Authorized Leave of Absence shall mean any layoff or any absence authorized by an Employer under that Employer’s standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided that the Participant returns to employment within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence to the extent required by federal law.

2.06

Beneficiary shall mean for unmarried Participants, any individual(s), trust(s), estate(s), partnership(s), corporation(s) or other entity or entities designated by the Participant in accordance with procedures established by the Committee to receive any distribution to which the Participant is entitled under the Plan by reason of the death of the Participant. The Committee may require certification by a Participant in any form it deems appropriate of the Participant’s marital status prior to accepting or honoring any Beneficiary designation. Any Beneficiary designation shall be void if the Participant

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

revokes the designation or marries. Any Beneficiary designation shall be void to the extent it conflicts with the terms of a qualified domestic relations order.

If an unmarried Participant fails to designate a Beneficiary or if the designated Beneficiary fails to survive the Participant and the Participant has not designated a contingent Beneficiary, the Beneficiary shall be the Participant’s estate.

A married Participant’s Beneficiary shall be his spouse at the time of his death unless the Participant has designated a nonspouse Beneficiary (or Beneficiaries) with the written consent of his spouse given in the presence of a Notary Public or Plan Representative on a form provided by the Committee, or unless the terms of a qualified domestic relations order require payment to a nonspouse Beneficiary. A married Participant’s designation of a nonspouse Beneficiary in accordance with the preceding sentence shall remain valid until revoked by the Participant or until the Participant marries a spouse who has not consented to a designation in accordance with the preceding sentence. A married Participant may designate a new nonspouse Beneficiary without the written consent of his spouse only if the initial consent given by the spouse expressly permits designations by the Participant without further spousal consent.

2.07	Board shall mean the Board of Directors of the Company.

2.08	Code shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

2.09	Committee shall mean the Committee appointed by the Board under Article 8 to administer the Plan.

2.10	Company shall mean Altrust Financial Services, Inc. and its successors and assigns which adopt this Plan. [Amendment 4; Effective 1/1/1997]

2.11	Company Stock shall mean shares of any class of capital stock issued by the Company which constitute “employer securities” under Section 4975(e)(8) of the Code.

2.12	Compensation shall mean a Participant’s earned income, wages, salaries and commissions reported on Form W-2 and other amounts received for personal services actually rendered in the course of employment with the Employer for any Plan Year and including Elective Deferrals under this Plan, or elective contributions that are not includible in the gross income of an Employee under Section 125. Effective for Plan Years beginning January 1, 1989, no more than $200,000 (multiplied by the Cost of Living Factor) in Compensation shall be taken into account for any Participant under this Plan.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA ‘93 annual compensation limit. The OBRA ‘93 annual

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA ‘93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For plan years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA ‘93 annual compensation limit set forth in this provision.

[Amendment 2; Effective 1/1/1994]

For Plan Years beginning on or after January 1, 2001, “Compensation” shall include elective amounts that are not includible in the gross income of a Participant by reason of Code Section 132(f)(4).

[Amendment 7; Effective 1/1/2001]

2.13	Cost of Living Factor shall mean the cost of living factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code, as applied to such items and in such manner as the Secretary may provide.

2.14	Credited Service shall mean the period of service as an Employee of the Employer which shall be measured in accordance with the following rules:

(a)	An Employee shall receive credit for all Credited Service under the terms of the Prior Plan. Any Participant in the Prior Plan who is not an Employee on the Effective Date shall have his Credited Service determined under the terms of the Prior Plan.

(b)	An Employee shall receive one year of Credited Service for any Plan Year including the year in which employment commences and the year in which employment terminates, during which the Employee is credited with 1,000 or more Hours of Service.

(c)	An Employee shall not receive any Credited Service for any period of employment during any Plan Year if the Employee is credited with less than 1,000 Hours of Service during such Plan Year.

(d)	An Employee shall not receive Credited Service for any period of employment which precedes a Five-Year Break in Service, if:

(i)	as of the first day of the Five-Year Break in Service, the Employee was not entitled to a vested benefit under the Plan; or

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

(ii)	The Employee receives a distribution of the vested portion of his Account and fails to restore his Account within the periods described in Section 6.07.

(e)	An Employee shall not receive Credited Service following a Five-Year Break in Service for the purposes of determining his vested interest in his Account existing prior to the Five-Year Break in Service.

(f)	For purposes of determining Credited Service, periods of employment of an Employee with any Affiliate shall be deemed to be employment with the Employer and shall be credited subject to the rules of this Section.

(g)	Credited Service shall include any period of employment with a predecessor employer prior to its acquisition by the Employer (regardless of whether such acquisition is a stock or asset acquisition) to the extent set forth in Schedule A. Schedule A may also include special rules or exceptions regarding Credited Service applicable to a predecessor employer. [Amendment 4; Effective 2/20/1998]

2.15	Disability shall mean loss or loss of use of a member or bodily function or any other physical or mental condition which, in the judgment of the Committee, based upon medical reports and other evidence satisfactory to the Committee, presumably permanently prevents an Employee from engaging in any substantially gainful activity by reason of a medically determined physical or mental impairment which can be expected to result in death or be of long continuous and indefinite duration.

2.16	Effective Date shall mean January 1, 1987.

2.17	Elective Deferral Account shall mean the portion of a Participant’s Account attributable to Elective Deferrals and the total of the Adjustments which have been credited to or deducted from a Participant’s Account with respect thereto.

2.18	Elective Deferral shall mean contributions made to the Plan during the Plan Year by the Employer at the election of the Participant, in lieu of cash compensation and that are made pursuant to a salary reduction agreement. Such contributions are nonforfeitable when made and distributed only as specified in Article 6.

2.19	Employee. Except for those Employees identified in the following sentence, “Employee” shall mean any person engaged in rendering personal services to and under the control or supervision of an Employer who is receiving Compensation from an Employer, and any person on an Authorized Leave of Absence. The following Employees shall not be eligible to participate in the Plan:

(i)	leased employees described in Code Section 414(n),

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(ii)	leased employees not described in Section 414(n) (e.g., a leased employee who has been employed for less than one year) shall not participate in the Plan, and

(iii)	employees classified by the Employer as an independent contractor for purposes of withholding and payment of employment taxes, regardless of whether the Employer is required to make Social Security contributions on behalf of such individual, including any person the Employer classifies as an independent contractor with such individual’s consent, but who later becomes reclassified as an Employee. For purposes of this subparagraph (iii), any individual who pays or agrees to pay self-employment tax in lieu of withholding shall be deemed to have consented to his or her designation as an independent contractor. Any independent contractor who subsequently becomes reclassified as an Employee may only participate in this Plan, subject to the terms of the Plan, prospectively from the date of such reclassification rather than from the effective date of such change.

However, any leased employee identified in (i) and (ii) above shall accrue years of Credited Service (as described in Section 2.14) for vesting purposes only.

[Amendment 4; Effective 1/1/1997]

2.20	Employer shall mean the Company and any Affiliated Sponsor which may hereafter adopt this Plan for the benefit of its Employees.

2.21	Employer Contribution shall mean Matching Contributions, Profit Sharing Contributions or Qualified Nonelective Contributions.

2.22	Entry Date shall mean the first calendar day of any month of each Plan Year. [Amendment 5; Effective 1/1/2000].

2.23	ERISA shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

2.24	ESOP shall have the meaning set forth in Section 7.02.

2.25	ESOP Account shall have the meaning set forth in Section 7.02.

2.26	Five-Year Break in Service shall mean a period of five consecutive One-Year Breaks in Service. A period of an Authorized Leave of Absence shall not result in a Five-Year Break in Service if employment is resumed immediately upon expiration of such period.

2.27	Highly Compensated Employee. See Article 14. [Amendment 4; Effective 1/1/1997]

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2.28	Hour of Service shall mean:

(a)	Each hour for which an Employee is paid, or entitled to payment, for performance of duties for an Employer or Employers.

(b)	Each hour for which an Employee is paid, or entitled to payment, by an Employer or Employers, on account of a period of time during which no duties are performed (irrespective of whether the employment relationship is terminated) due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty, or leave of absence; provided that in no event shall an Employee receive credit for more than 501 Hours of Service for any single continuous period of non-working time.

(c)	Each hour for which an Employee is absent from work by reason of: (i) the pregnancy of the Employee, (ii) birth of a child of the Employee, (iii) placement of a child with the Employee in connection with the adoption of the child by the Employee, or (iv) caring for a child referred to in paragraphs (i) through (iii) immediately following birth or placement. Hours credited under this paragraph shall be credited at the rate of 8 hours per day, but shall not, in the aggregate, exceed the number of hours required to prevent the Employee from incurring a One-Year Break in Service (a maximum of 501 hours) during the first Plan Year in which a One-Year Break in Service would otherwise occur, provided, however, that this rule shall apply only to the Plan Year in which the absence from work begins and the immediately following Plan Year.

(d)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. These hours shall be credited to the Employee for the computation period or period to which the award or agreement pertains, rather than the computation period in which the award, agreement, or payment is made.

(e)	In lieu of the foregoing, an Employee who is not compensated on an hourly basis (such as salary, commission or piecework employees) shall be credited with 45 Hours of Service for each week in which such Employee would be credited with Hours of Service in hourly pay. However, this method of computing Hours of Service may not be used for any Employee whose Hours of Service is required to be counted and recorded by any Federal law, such as the Fair Labor Standards Act. Any such method must yield an equivalency of at least 1,000 hours per computation period.

The following rules shall apply in determination of whether an Employee completes an “Hour of Service”:

1.	The same hours shall not be credited under subparagraphs (a), (b) or (c) above, as the case may be, and subparagraph (d) above, nor shall the same hours credited under subparagraphs (a) through (d) above be credited under subparagraph (e) above.

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2.	The rules relating to determining hours of service for reasons other than the performance of duties and for crediting hours of service to particular periods of employment shall be those rules stated in Department of Labor regulations Title 29, Chapter XXV, Subchapter C, Part 2530, Sections 200b(2) and 200b2(d), respectively.

2.29	Investment Account shall mean the total non-ESOP Account established and maintained pursuant to Section 5.01(b) of this Plan by the Committee or Trustee for each Participant, former Participant or their Beneficiaries to which shall be allocated a portion of each Participant’s interest in the Trust.

2.30	Investment Fund shall mean the separate funds under the Trust which are distinguished by their investment objectives, as more fully described in Section 5.03.

2.31	Matching Contribution shall have the meaning defined in Section 4.02(a).

2.32	Matching Contribution Account shall mean the portion of a Participant’s total Account attributable to Matching Contributions, and the total of the Adjustments which have been credited to or deducted from a Participant’s Account with respect to Matching Contributions.

2.33	Non-Highly Compensated Employee shall mean any Employee eligible to participate in the Plan who is not a Highly Compensated Employee.

2.34	Normal Retirement Date shall mean the last day of the calendar month coinciding with or next following the Participant’s 65th birthday.

2.35	One-Year Break in Service shall mean any Plan Year during which a Participant fails to earn at least 501 Hours of Service.

2.36	Participant shall mean any Employee who has elected to participate in the Plan as provided in Section 3.01, and any former Employee for whom an Account is maintained under the Plan.

2.37	[RESERVED.]

2.38	Plan shall mean the Altrust Financial Services, Inc. Savings and Employee Stock Ownership Plan as set forth in its entirety in this document and as this document may be amended from time to time in the future. [Amendment 4; Effective 1/1/1997]

2.39	Plan Administrator or Administrator, within the meaning of Section 3(16) of ERISA, shall mean the Company.

2.40	Plan Year shall mean the period beginning January 1 and ending December 31.

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2.41	Prior Plan shall have the meaning set forth in Section 1.01.

2.42	Profit Sharing Contribution shall have the meaning set forth in Section 4.02(b).

2.43	Profit Sharing Contribution Account shall mean the portion of a Participant’s total Account attributable to Profit Sharing Contributions, and the total of the Adjustments which have been credited to or deducted from a Participant’s Account with respect to Profit Sharing Contributions.

2.44	Qualified, as used in “qualified plan” or “qualified trust”, shall mean a plan and trust which are entitled to the tax benefits provided respectively by Sections 401 and 501 of the Code, and related provisions of the Code.

2.45	Qualified Nonelective Contribution shall have the meaning set forth in Section 4.02(c).

2.46	Qualified Nonelective Contribution Account shall mean the portion of a Participant’s Account attributable to Qualified Nonelective Contributions, and the total of the Adjustments which have been credited to or deducted from a Participant’s Account with respect to Qualified Nonelective Contributions.

2.47	Retirement shall mean the Termination of Employment of a Participant on or after his Normal Retirement Date.

2.48	Rollover Account shall mean the portion of a Participant’s Account attributable to Rollover Contributions or the total of the Adjustments attributable to such Rollover Contributions.

2.49	Rollover Contributions shall have the meaning defined in Section 4.05.

2.50	Termination of Employment shall mean the cessation of employment with the Employer for any of the following reasons:

(i)	Voluntary resignation; or

(ii)	Discharge by the Employer; or

(iii)	Retirement; or

(iv)	Death; or

(v)	Disability.

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An Employee who ceases to be actively employed by reason of an Authorized Leave of Absence shall not be deemed to have a Termination of Employment nor shall the transfer of an Employee to employment with an Affiliate constitute Termination of Employment.

2.51	Treasury Regulation shall mean regulations pertaining to certain Sections of the Code as issued by the Secretary of the Treasury.

2.52	Trust Agreement or Trust shall mean the separate Agreement of Trust entered into between the Employer and the Trustee which governs the creation of the Fund and all amendments thereto which may hereafter be made.

2.53	Trust Fund or Fund shall mean the cash and other properties held and administered by the Trustee in accordance with this Plan and the Trust Agreement.

2.54	Trustee shall mean, the persons, corporation, association or a combination of them acting as Trustee under the Trust Agreement.

2.55	Valuation Date shall mean with respect to Employer Contributions, the last day of each Plan Year and any other day selected by the Committee.

2.56	Defined Terms in General. A defined term will normally govern the definitions of derivatives therefrom even though such derivatives are not specifically defined and even if they are or are not initially capitalized. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Singular and plural nouns and pronouns shall be interchangeable as the factual context may allow or require. The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan and not to any particular provision or Section. A reference to a Section means a Section of this Plan unless express reference is made to another source. References to “Participants, former Participants and Beneficiaries” shall include also those who may make claims through or on behalf of such persons.

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ARTICLE 3

ELIGIBILITY AND PARTICIPATION

3.01	Eligibility and Participation.

(a)	An Employee who was a Participant in the Prior Plan on the day preceding the Effective Date shall be a Participant in this Plan on the Effective Date provided he is employed on the Effective Date.

(b)	After the Effective Date, each Employee shall be eligible to participate on the earliest Entry Date (provided he is employed on such date) following the completion of a 3 consecutive month period of employment from such Employee’s initial date of hire.

Notwithstanding the foregoing, an Employee shall be eligible to participate not later than the first to occur of:

(i)	the Entry Date (provided he is employed on such date) immediately following the completion of a 12 consecutive month period of employment from such Employee’s initial date of hire during which such Employee has at least 1,000 Hours of Service; or

(ii)	if the Employee fails to complete 1,000 Hours of Service during the 12 month period following his initial date of hire, the earliest Entry Date (provided he is employed on such date) following the completion of a Plan Year during which such Employee has at least 1,000 Hours of Service.

[Amendment 5; Effective 1/1/2000]

(c)	If an Employee is not employed on the earliest Entry Date on or after which such Employee satisfied the requirements described above, but returns to work before incurring a Five-Year Break in Service, such Employee shall commence participation on the date such Employee returns to work. If the Employee fails to return to work before incurring a Five-Year Break in Service, such Employee must again satisfy the requirements of Section 3.01(b).

3.02	Termination of Participation and Rehire.

(a)	A Participant’s participation in the Plan shall continue until the Participant has a Termination of Employment. Any Participant who has a Termination of Employment shall cease to be a Participant and his benefits shall thereafter be governed by the provisions of Article 6.

(b)	An Employee who was a Participant at the time of his Termination of Employment and who is subsequently rehired shall be eligible to participate in the Plan immediately on the date of his rehire.

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(c)	Any Employee who becomes eligible to participate may be asked to complete certain forms provided by the Committee on which he will designate Beneficiaries and elect to make Elective Deferrals that will be delivered to the Trustee. An Employee’s participation in the Plan shall be contingent upon execution of all such forms required by the Committee.

3.03	Not Contract for Employment.

Participation in the Plan shall not give any Employee the right to be retained in the Employer’s employ, nor shall any Employee, upon dismissal from or voluntary termination of his employment, have any right or interest in the Fund, except as herein provided.

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ARTICLE 4

CONTRIBUTIONS

4.01	Participant Contributions. The provisions of this Article relating to Elective Deferrals shall become effective as of a date selected by the Employer. Except during periods of suspension described in Section 4.04 and after the date the Employer permits Elective Deferrals, a Participant may elect to make pre-tax contributions to the Plan in one percent increments which are to be known as “Elective Deferrals.” During any Plan Year, a Participant may contribute from 1% to 15% of his Compensation (in whole percentage increments) as an Elective Deferral.

4.02	Employer Contributions.

Contributions to the Trust shall be made by the Employer as follows:

(a)	Matching Contributions. The Employer may, in its sole discretion, contribute to the Matching Contribution Account of each Participant who during such Plan Year made an Elective Deferral. A Participant’s Matching Contribution shall be equal to a percentage of the Participant’s Elective Deferrals for the Plan Year.

(b)	Profit Sharing Contributions. The Board will decide, at the end of each Plan Year, whether the Employer shall make a Profit Sharing Contribution to the Plan for that year. Such Profit Sharing Contribution, if any, shall be allocated as provided in Article 7.

(c)	Qualified Nonelective Contributions. In the sole discretion of the Employer, an additional Employer Contribution may be made to the Plan which shall be known as a “Qualified Nonelective Contribution.” Such contribution shall be made in order to satisfy the requirements of Section 9.03(a) and 9.06(a), and shall be allocated in accordance with Treasury Regulations to the Qualified Nonelective Contribution Accounts of Non-highly Compensated Employees who are employed on the last day of the Plan Year.

(d)	Form and Timing of Contributions.

(i)	Employer Contributions shall be made in cash or in property acceptable to the Trustee valued at the property’s fair market value on the date the property is delivered to the Trustee. Employer Contributions shall be delivered to the Trustee on or before the date prescribed by the Code for filing the Employer’s federal income tax return, including authorized extensions.

(ii)

Except as provided in this paragraph, all Employer Contributions shall be irrevocable, shall never inure to the benefit of any Employer, shall be held for the exclusive purpose of providing benefits to Participants and their

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Beneficiaries (and contingently for defraying reasonable expenses of administering the Plan), and shall be held and distributed by the Trustees only in accordance with this Plan.

(iii)	Upon an Employer’s request and to the extent permitted by the Code and other applicable laws and regulations thereunder, a contribution which was made by a mistake of fact, or conditioned upon the initial qualification of the Plan under Code Section 401(a) or upon the deductibility of the contribution under Section 404 of the Code shall be returned to the Employer within one year after the payment of the contribution, the denial of the Plan’s initial qualification, or the disallowance of the deduction (to the extent disallowed) whichever is applicable.

4.03	Elections Regarding Elective Deferrals.

(a)	Elections to make Elective Deferrals shall be made in writing on a form prescribed by the Committee and shall be effective no earlier than the first day of the Employee’s normal payroll period beginning 20 days after the Employer receives such election form. The Committee may prescribe rules and regulations regarding the manner and timing of the Participant’s election. Elective Deferrals shall be deducted each pay period by the Employer from the Employee’s Compensation and shall be delivered by the Employer to the Trustee as soon as is reasonably possible. Elective Deferrals shall be subject to the limitations described in Article 9.

(b)	It is expressly intended that, to the extent allowable by law, Elective Deferrals to the Plan shall not be included in the gross income of the Employee for income tax purposes and shall be deemed contributions under a cash or deferred arrangement pursuant to Section 401(k) of the Code.

(c)	Elective Deferrals shall be contributed and allocated to the Trust as promptly as possible after the end of each regular pay period but in no event later than the time period permitted by ERISA and the Code. [Amendment 4; Effective 1/1/1997]

4.04	Change of Elective Deferrals or Suspension of Contributions.

(a)	Increases or Decreases in Contribution Percentage. A Participant may increase or decrease the percentage of his Compensation contributed as an Elective Deferral only on the January 1 or July 1 of each Plan Year by delivery of written notice to the Committee. In order to be effective, the Participant must notify the Committee at least 20 days prior to the date that the increase or decrease will become effective.

(b)	Suspension of Contributions.

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(i)	A Participant may suspend his Elective Deferrals at any time by properly completing a form prescribed by the Committee. The suspension of Elective Deferrals will be effective on the first day of the Participant’s normal payroll period that begins 20 days after the Participant delivers the completed form to the Committee. A Participant may resume making Elective Deferrals only on the January 1 or July 1 following the effective date of such suspension of contributions and only after informing the Committee in writing at least 20 days prior to the date on which the Elective Deferrals are to resume.

(ii)	A Participant’s Elective Deferrals shall automatically be suspended beginning on the first payroll period that commences after such Participant’s Authorized Leave of Absence.

(iii)	In order to satisfy the provisions of Sections 9.03(a) and 9.06(a), the Committee may from time to time either temporarily suspend the Elective Deferrals of Highly Compensated Employees or reduce the maximum permissible Elective Deferral that may be made to the Plan by Highly Compensated Employees.

(c)	Direction by Committee. Any reduction, increase, or suspension of Elective Deferrals described in this Section 4.04 shall be made in such manner as the Committee may prescribe from time to time consistent with the provisions of this Section.

4.05	Rollover Contributions.

Without regard to the limitations on Elective Deferrals set forth in Article 9, a Participant shall be permitted to transfer to the Trustee during any Plan Year additional property acceptable to the Trustee, provided such property:

(i)	was either received by the Participant from a Qualified plan maintained by a previous employer of the Participant and qualifies as a rollover amount within the meaning of Section 402(a)(5) of the Code, or was received by the Participant from an individual retirement account or individual retirement annuity, and qualifies as a rollover contribution within the meaning of Section 408(d)(3)(A)(ii) of the Code; and

(ii)	is not subject to the joint and survivor annuity or preretirement survivor annuity provisions described in Code Sections 401(a)(11) and 417.

Such property shall be held by the Trustee in a separate account for the Participant. All such amounts so held shall at all times be fully vested and non-forfeitable. Such amounts shall be distributed to the Participant upon his Termination of Employment in the manner provided in Article 6.

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Composite Plan Incorporating Amendments 1 - 8 (In Italics)

ARTICLE 5

ALLOCATIONS TO ACCOUNTS

5.01	Participant Accounts.

The Trustee shall establish and maintain a separate Account for each Participant which shall be credited with Elective Deferrals, Employer Contributions and Rollover Contributions. The Account of each Participant shall be comprised of the following sub-accounts to the extent appropriate under the circumstances:

(a)	The ESOP Account which shall be credited with Employer Profit Sharing Contributions, Allocated Shares (as defined in Section 7.02) purchased with an Acquisition Loan, earnings, and expenses, appreciation or depreciation allocable to the ESOP Account, as further described in Article 7.

(b)	The Investment Account, which shall be comprised of the following sub-accounts:

(i)	The Matching Contribution Account and Qualified Nonelective Contribution Account which shall reflect accumulated Matching Contributions and Qualified Nonelective Contributions;

(ii)	The Elective Deferral Account which shall reflect accumulated Elective Deferrals; and

(iii)	The Rollover Account which shall reflect Rollover Contributions transferred to the Fund pursuant to Section 4.05.

Although the amounts credited to each sub-account may be commingled for investment purposes, the sub-accounts shall be accounted for separately and shall be credited with their proportionate shares of any Adjustment.

5.02	Allocation of Adjustments and Contributions.

(a)	Adjustments. On each Valuation Date the Committee shall allocate Adjustments as of such Valuation Date among the Accounts (excluding the Accounts reflecting directed investments of each Participant and Beneficiary). The Adjustment shall be allocated to each Account in the proportion that the value of the Participant’s Account bears to the value of the Accounts of all Participants in the Trust Fund, but (i) excluding Employer Profit Sharing Contributions which are allocated as of the Valuation Date; and (ii) taking into account in an appropriate, uniform and nondiscriminatory manner (as determined by the Committee in its sole discretion) contributions and transfers to, and distributions, withdrawals, and transfers from, a Participant’s Account since the preceding Valuation Date.

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

(b)	Employee Contributions. Elective Deferrals shall be allocated to Employee Contribution Accounts as of each Valuation Date.

(c)	Employer-Matching Contributions. Allocations to an Employee’s ESOP Account shall be governed by Article 7.

(d)	Matching and Nonelective Contributions. Employer Matching Contributions and Qualified Nonelective Contributions shall be allocated to the Employer Matching Contribution Account and Qualified Nonelective Contribution Account as of each Valuation Date.

5.03	Investment Funds and Elections.

(a)	Each Participant shall direct on a form provided by the Committee to have his Account allocated or reallocated as appropriate among the Investment Funds made available by the Committee provided that such increments shall always add up to one hundred percent (100%). In the event the Committee does not offer any Investment Funds, Participants shall not be entitled to invest their accounts and the Trustee shall invest all of the assets of the Plan. A Participant’s initial investment election shall allocate his entire Account among the Investment Funds and all subsequent contributions to the Account for so long as the election remains in effect.

(b)	Investment elections will remain in effect until changed by a new election. New elections may be made by a Participant four times each Plan Year. The new election will be effective only on the January 1, April 1, July 1 and October 1 of each Plan Year and provided that new elections must be received at least 10 days prior to the desired effective date. New elections shall allocate the Participant’s Account between the Investment Funds. All Trust transactions reflecting investment elections among the various Investment Funds will occur as of the January 1, April 1, July 1 or October I upon which the elections are to take effect and the values of the various funds shall be determined as of such dates.

5.04	Errors.

Where an error or omission is discovered in any Participant’s Account, the Committee shall make appropriate corrective adjustments as of the end of the Plan Year in which the error or omission is discovered. If it is not practical to correct the error ab initio, then the Committee shall take such action in its sole discretion as may be necessary to make such corrective adjustments, provided that any such actions shall treat similarly situated Participants alike and shall not discriminate in favor of Highly Compensated Employees.

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

5.05	Valuation For Purposes of Distributions.

(a)	Upon a Participant’s Termination of Employment, the value of such Participant’s Account to be distributed in accordance with Article 6 shall be equal to:

(i)	The value of the Participant’s Account as of the Valuation Date coinciding with or immediately preceding the date of distribution, plus

(ii)	Any Elective Deferrals, Rollover Contributions and Employer Contributions made since such Valuation Date, minus

(iii)	Any distributions from his Account since such Valuation Date.

(b)	Notwithstanding the immediately preceding paragraphs, upon a Participant’s Termination of Employment for any reason, the Committee shall be authorized, in its discretion, to direct the Trustee to cause the Fund to be valued as of the last day of the calendar month in which such Termination of Employment occurs. In such event, the Trustee shall determine the value of all Accounts in the Plan in the manner provided in Section 5.01 hereof. The value so determined in respect of the terminating Employee shall be relied upon for the purpose of determining the amount to be distributed to such Employee.

(c)	All valuations of Company Stock, where such stock is not readily tradable and where such valuations relate to activities carried on by the Plan, shall be made by one or more independent appraisers who meet the requirements, if any, of the Code and applicable Treasury Regulations. [Amendment Three; Effective 1/1/1987]

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ARTICLE 6

VESTING AND DISTRIBUTIONS

6.01	Retirement.

Upon a Participant’s Termination of Employment on or after age 65 (Normal Retirement Age), all amounts credited to the Participant’s Account shall become fully vested and nonforfeitable. Such Account will be distributed in accordance with this Article. [Amendment Three; Effective 1/1/1987]

6.02	Disability.

In the event that a Participant experiences a Termination of Employment because of a Disability, the Participant shall become 100% vested in his Account and shall be entitled to a distribution of all amounts credited to the Participant’s Account in accordance with this Article.

6.03	Death.

In the event of the death of a Participant, all amounts credited to the Account of such Participant as of the date of death, valued in accordance with Article 5, shall become fully vested and nonforfeitable and shall be distributed to the deceased Participant’s Beneficiary in accordance with this Article.

6.04	Termination of Employment.

(a)	Upon a Participant’s Termination of Employment for any reason other than Retirement, Disability or death, the Participant shall be entitled to the vested portion of his Account valued in accordance with Article 5. That portion of the Participant’s Account which is not vested upon Termination of Employment shall be subject to forfeiture by such Participant in accordance with this Section 6.04 and Section 6.07(c).

(b)	The vested portion of any Participant’s Account shall be determined as follows:

(i)	A Participant who ceases to be an Employee of the Employer shall always be one hundred percent (100%) vested in his Elective Deferral Account, his Rollover Account and his Qualified Nonelective Contribution Account.

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

(ii)	A Participant who ceases to be an Employee of the Employer shall have a vested interest in his Matching Contribution Account and ESOP Account as follows:

Years of Credited Service as of Date of Termination of Employment	Vested Percentage
Less than 3 years	0%
3 years	20%
4 years	40%
5 years	60%
6 years	80%
7 years or more	100%

6.05	Commencement of Distributions.

(a)	Except as provided below, the payment of a Participant’s or Beneficiary’s benefits under this Plan shall commence on a date selected by the Participant or Beneficiary, provided the benefit commencement date selected is after the Participant’s Termination of Employment and is at least 120 days after the Participant or Beneficiary properly completes and files a benefit claim form with the Committee. Notwithstanding the preceding sentence, the payment of the portion of a Participant’s or Beneficiary’s ESOP Account which is attributable to allocations to the ESOP Account after January 13, 1999 shall commence on a date selected by the Participant or Beneficiary, provided the benefit commencement date selected is after the Participant’s Termination of Employment, is at least 60 days after the Participant or Beneficiary properly completes and files a benefit claim form with the Committee and is after the first to occur of the following (i) the Participant’s incurring a One-Year Break in Service; (ii) the Participant’s Disability; (iii) the Participant’s Termination of Employment if the Participant was at least age 59 1/2 upon such Termination of Employment; or (iv) the Participant’s death. However, unless the Participant otherwise elects, distribution shall commence no later than 60 days after the end of the Plan Year in which occurs the latest of the following:

(i)	the date on which the Participant attains age 65;

(ii)	the tenth anniversary of the year in which the Participant commenced participation in the Plan; or

(iii)	the Participant’s Termination of Employment.

[Amendment 4; Effective 1/1/1998]

(b)	Notwithstanding the foregoing, under the following circumstances the Committee shall direct the Trustee to distribute a Participant’s vested Account regardless of whether the Participant or Beneficiary consents to such distribution.

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

(i)	Small Accounts.

(A)	Except as otherwise provided in subparagraph (B) below, if the Participant incurs a Termination of Employment with a vested Account balance of $3,500 or less ($5,000 or less for Plan Years beginning on or after January 1, 1998), benefits will commence within 120 days after the end of the Plan Year coincident with or immediately following the Participant’s Termination of Employment. [Amendment 4; Effective 1/1/1999]

(B)	Effective for the Applicable Period described below, the provisions of subparagraph (A) shall not be applicable for (1) any Participant who terminates employment during the Applicable Period or (2) any Participant who terminated employment prior to the Applicable Period but who has not received a distribution of his vested Account. Any distributions to Participants during the Applicable Period shall be made in accordance with Section 6.05(a). For purposes of this subparagraph (B), “Applicable Period” shall mean the period beginning on January 13, 1999 and ending on the third anniversary of such date. [Amendment 4; Effective 1/1/1998]

(ii)	Once the Participant attains his Normal Retirement Date, benefits shall commence within 120 days after the end of the Plan Year coincident with or immediately following the Participant’s Termination of Employment; or [Amendment 4; Effective 1/1/1998]

(iii)	If a distribution is required under Section 6.09, the Participant’s Account shall be distributed as provided in such Section. [Amendment 4; Effective 1/1/1998]

(c)	In the event of a Participant’s request for a hardship distribution, distribution shall commence no later than 120 days after the end of the Plan Year in which such request is made. [Amendment 4; Effective 1/1/1998]

(d)	The Committee may establish, for administrative purposes, uniform and nondiscriminatory guidelines concerning the commencement of benefits. [Amendment 4; Effective 1/1/1998]

6.06	Method of Distribution.

(a)	The sole method of distribution of a Participant’s Account (regardless of whether such distribution is made by reason of a withdrawal or a Termination of

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

Employment) shall be payment in a single lump sum, except that a Participant who has experienced a Termination of Employment and is entitled to elect an immediate distribution under Section 6.05(a), but whose distribution is not mandatory under Section 6.05(b), may elect a partial immediate lump sum, in such dollar amount as the Participant shall specify, with the remainder of the benefit to be paid in another single lump sum at a later date specified by the Participant, provided that such later commencement date complies with Section 6.09(b). [Amendment 4; Effective 1/1/1998]

(b)	Distributions from a Participant’s Investment Account may be made wholly or partly in cash or in kind (provided, however, that no distribution shall be made in the form of a life annuity), provided that no discrimination in value results therefrom. A Participant may request that Employer securities earmarked for a Participant’s Investment Account be delivered in kind to him or his Beneficiary; partial shares of Employer securities shall always be distributed in cash.

(c)	Distributions from a Participant’s ESOP Account shall be made as provided in Section 7.06(a).

(d)	The Committee shall issue directions to the Trustee concerning the recipient, the commencement date and the method of distribution of all benefits which are to be paid from the Trust Fund pursuant to the Plan.

6.07	Disposition of Forfeitures.

(a)	When a Participant has a Termination of Employment under circumstances which do not entitle him to 100% of his Account, the entire Account shall continue to be credited with Adjustments until distribution of the vested percentage of the Account commences. If the Participant incurs a Five-Year Break in Service after such Termination of Employment and has not received a distribution of the vested portion of his Account, then his non-vested Account balance shall be forfeited as of the Valuation Date which falls on the last day of the Plan Year coinciding with or next following the date the Five-Year Break in Service occurs. Forfeitures shall be applied as described in Section 6.07(c). If, prior to the distribution of the vested portion of the Account, the terminated Participant resumes employment for the Employer and does not incur a Five-Year Break in Service, then the entire Account, as adjusted, shall become his beginning Account on the date he resumes participation in the Plan. For purposes of this Section 6.07, if the value of a Participant’s vested Account is zero, the Participant shall be deemed to have received a distribution of such Account.

(b)

Once the Plan has paid to a terminated Participant who is not 100% vested the vested portion of his Account, the non-vested portion of the Account, valued as of the Valuation Date preceding or coinciding with the date of such distribution, will be forfeited and applied as described in Section 6.07(c). Such non-vested Account

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

balance shall be forfeited on the last day of the Plan Year in which the distribution occurred.

If the Participant resumes employment for the Employer after receiving a distribution of the vested portion of his Account, but before he incurs a Five-Year Break in Service, the Participant may repay the entire distribution to his Account within a period ending on the earlier of:

(i)	The date five years after the date of resumption of employment, or

(ii)	The close of the first period of five consecutive One-Year Breaks in Service commencing after the date of the distribution.

If the Participant repays his prior distribution within the period described above, there shall be restored to the Participant’s Account, as of the last day of the Plan Year in which the repayment is made, the amount previously forfeited by the Participant. Such restoration shall be made first from available forfeitures and then from a special contribution for this purpose. Repayment of any prior distribution must be made in an amount which equals the entire amount of the distribution including amounts attributable to Elective Deferrals. If an Employee is deemed to receive a distribution pursuant to Section 6.07(a), and the Employee resumes employment with the Employer before incurring a Five-Year Break in Service, upon such reemployment, the Employee’s Employer Contribution Account shall be restored in an amount equal to the amount of such Account on the date of the deemed distribution.

(c)	All amounts forfeited from a Participant’s Matching Contribution Account shall first be applied to restore any amounts previously forfeited from Matching Contribution Accounts pursuant to Section 6.07(b) and any amount then remaining shall then be used to reduced Matching Contributions in the current and succeeding Plan Years. All amounts forfeited from a Participant’s ESOP Account shall first be applied to restore any amounts previously forfeited from an ESOP Account pursuant to Section 6.07(b) and any amount then remaining shall be allocated pursuant to the formula set forth in Section 7.05(b)(2)(B). If all or any portion of a Participant’s ESOP Account is forfeited, Company Stock allocated to the ESOP Account shall be forfeited only after other assets from such Account have been forfeited.

6.08	Application for Benefits.

The Committee may require a Participant or Beneficiary to complete and file with the Committee certain forms as a condition precedent to the payment of benefits. The Committee may rely upon all such information given to it, including the Participant’s current mailing address. It is the responsibility of all Participants in the Trust Fund to keep the Committee informed of their current mailing addresses.

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6.09	Special Distribution Rules.

(a)	To the extent that the distribution rules described in this Section provide a limitation upon distribution rules stated elsewhere in this Plan, the distribution rules stated in this Section shall take precedence over such conflicting rules. However, under no circumstances shall the rules stated in this Section be deemed to provide distribution rights to Participants or their Beneficiaries which are more expansive or greater than the distribution rights stated elsewhere in this Plan (such as a later beginning date for distributions or a longer payout period for distributions).

(b)	Effective as of January 1, 1997, distribution to a Participant shall begin not later than April 1 following the later of the calendar year in which he (i) attains age 70½ or (ii) incurs a Termination of Employment (the “Required Beginning Date”); provided, however, that for a Participant who is a 5% owner as defined in Code Section 401(a)(9) and Treasury Regulations thereunder, such Participant’s Required Beginning Date shall be not later than the April 1 following the calendar year in which the Participant attains age 70½, regardless of whether the Participant consents to such distribution. Prior to January 1, 1997, a Participant’s Required Beginning Date shall be not later than the April 1 following the calendar year in which the Participant attains age 70½.

However, a Participant who is not a 5% owner and who attained age 70½ after December 31, 1995, may elect to defer distribution until the April 1 following the calendar year in which the Participant incurs a Termination of Employment.

If a Participant attained age 70½ prior to January 1, 1988 and is not a 5% owner of an Employer (as defined in Code Section 401(a)(9) and the Treasury Regulations thereunder), such Participant’s Required Beginning Date shall be not later than April 1 following the calendar year in which he incurs a Termination of Employment. [Amendment 6; Effective 1/1/1997]

(c)	The entire interest of each Participant in this Plan will be distributed, beginning not later than the required beginning date described in paragraph (b) above, in a single lump sum.

(d)	If a Participant dies before distribution of the Participant’s interest has begun in accordance with paragraph (b) above, the entire interest of the Participant must be distributed within five years after the death of the Participant.

(e)	Notwithstanding anything to the contrary herein, distributions under the Plan will comply with Treasury Regulations issued under Code Section 401(a)(9) and any other provisions reflecting Code Section 401(a)(9) as prescribed by the Commissioner of the Internal Revenue Service.

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6.09A	Minimum Distribution Requirements.

(a)	General Provisions.

(i)	Effective Date. This Section 6.09A shall apply for purposes of determining required minimum distributions for calendar years beginning January 1, 2003.

(ii)	Rules Prior to 2003. This Plan followed the terms of the 1987 proposed regulations prior to the 2003 calendar year.

(iii)	Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the plan.

(iv)	Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Internal Revenue Code.

(v)	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 6.09A, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.

(b)	Time and Manner of Distribution.

(i)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)	If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, then, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B)	If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, then, except as provided in subsection (f),

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distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)	If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)	If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this paragraph (b)(ii), other than subparagraph (b)(ii)(A), will apply as if the surviving Spouse were the Participant.

For purposes of this paragraph (b)(ii) and subsection (d), unless subparagraph (b)(ii)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subparagraph (b)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subparagraph (b)(ii)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under subparagraph (b)(ii)(A)), the date distributions are considered to begin is the date distributions actually commence.

(iii)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with subsections (c) and (d) of this Section 6.09A. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

(c)	Required Minimum Distributions During Participant’s Lifetime.

(i)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)	the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table

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set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)	if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

(ii)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this subsection (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death

(d)	Required Minimum Distributions After Participant’s Death

(i)	Death On or After Date Distributions Begin

(A)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(I)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(II)

If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in

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the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(III)	If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	Death Before Date Distributions Begin

(A)	Participant Survived by Designated Beneficiary. Except as provided in subsection (f), if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in subsection (d)(i).

(B)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)

Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under subparagraph (b)(ii)(A), this

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subparagraph (d)(ii) will apply as if the surviving Spouse were the Participant.

(e)	Definitions.

(i)	Designated Beneficiary. The individual who is designated as the Beneficiary under Section 2.06 of the Plan and is the designated Beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(ii)	Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subparagraph (b)(ii). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)	Life Expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(iv)	Participant’s Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v)	Required Beginning Date. The date specified in Section 6.09 of the Plan.

(f)	Election to Allow Participants or Beneficiaries to Elect 5-Year Rule.

Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in subparagraphs (b)(ii) and (d)(ii) applies to

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distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under subparagraph (b)(ii), or by September 30 of the calendar year which contains the fifth anniversary of the participant’s (or, if applicable, surviving spouse’s) death. If neither the participant nor beneficiary makes an election under this paragraph, distributions will be made in accordance with subparagraphs (b)(ii) and (d)(ii). [Amendment 8 Effective 1/1/2003]

6.10	Hardship Withdrawal of Account.

(a)	Any Participant may request the Committee to distribute to him part or all of his Elective Deferral Account valued in accordance with Article to meet a hardship experienced by the Participant.

(b)	Notwithstanding the above, hardship distributions out of the Participant’s Elective Deferral Account may not exceed the sum of the Participant’s Elective Deferrals in such account at the time the hardship withdrawal is made. It is the purpose of this restriction to prevent a distribution of any income or gain that is allocated to the Participant’s Elective Deferral Account when making a hardship distribution out of such account.

(c)	For the purposes of this Section, hardship shall mean an immediate and heavy financial need experienced by reason of: (1) expenses of any accident to or sickness of such Participant, his spouse or his dependents or expenses necessary to provide medical care for such Participant, his spouse or his dependents; (2) purchase of a primary residence for such Participant; (3) payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant, his spouse, children or dependents; or (4) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the Participant’s principal residence. [Amendment 1; Effective 1/1/1987]

(d)	A distribution based upon financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. In order to ensure compliance with the provisions of Section 6.10(d), the Committee may require the Participant to satisfy any or all of the provisions described below in (i), (ii), or (iii) as a condition precedent to the Participant receiving a hardship distribution:

(i)

Certification by the Participant on a form provided by the Committee for such purpose that the financial need cannot be relieved (1) through reimbursement or payment by insurance; (2) by reasonable liquidation of the Participant’s assets; (3) by ceasing Elective Deferrals under the Plan; (4) by other in-service distributions (including loans) under the Plan and

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under any other plan maintained by the Employer; or (5) by borrowing from commercial Lenders on reasonable commercial terms.

(ii)	Receipt by the Participant of all distributions that he is eligible to receive (including loans) under this Plan and under any other plan maintained by the Employer. In addition, the Participant must agree to the following limitations and restrictions:

(A)	The Participant’s Elective Deferrals shall automatically be suspended beginning on the first payroll period that commences after such Participant requests and receives a hardship distribution. Such Participant may resume making Elective Deferrals only on the January 1, April 1, July 1, or October 1 which is at least 12 months after the effective date of such suspension and only after informing the Committee in writing at least 30 days prior to the date on which the Elective Deferrals are to resume.

(e)	The request to receive a hardship distribution shall be made on such forms and following such procedures as the Committee may prescribe from time to time. Under no circumstances shall the Committee permit a Participant to repay to the Plan the amount of any withdrawal by a Participant under this Section.

(f)	No more than two withdrawals per Plan Year may be made by a Participant under this Section.

6.11	Loans to Participants.

The Committee shall be authorized to administer the loan program. Any Participant may request the Committee to loan to him part of his Account. Loan proceeds will be distributed within a reasonable period of time after the Participant’s loan application is approved and after the Participant completes any documents deemed necessary by the Committee. In addition, the following shall apply:

(a)	A Participant may have a maximum of one loan outstanding at any time.

(b)	The amount of a loan made pursuant to this Section shall not exceed 50% of a Participant’s vested Account balance on the Valuation Date prior to his application for such loan. The minimum loan shall be $1,000.00. The amount of any loan shall also be subject to the limits contained in Section 6.11(c).

(c)

The total loans to a Participant may not exceed the lesser of (i) $50,000, reduced by the excess (if any) of (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over (B) the outstanding loan balance of loans from the Plan on

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

the date on which the loan was made, or (ii) one-half of the nonforfeitable portion of the Participant’s Account.

(d)	Each loan shall be supported by the Participant’s promissory note for the amount of the loan, including interest, payable to the order of the Trustee. In addition, each loan shall be supported by an assignment of 50% of the Participant’s right, title and interest in and to his Account and supported by any other reasonable security required by the Trustee.

(e)	Interest shall be charged on any loan at a rate determined in the sole discretion of the Committee, but shall provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending monies for loans which would be made under similar circumstances in accordance with DOL Reg. § 2550.408b-l(e).

(f)	The length and the terms of the repayment of any loan shall be determined by the Committee in its sole discretion. The length of any loan shall not exceed five years. However, if the loan is used to acquire any dwelling unit which within a reasonable time after the loan is made is to be used as the principal residence of the Participant, the length of such loan shall be for a reasonable time, as determined by the Committee that may exceed five years.

(g)	Each loan shall provide for level amortization with payments to be made at such regular intervals as the Committee determines in its discretion, but not less frequently than once every three months over the term of the loan. Repayment may be made through payroll deductions and the Participant may be required to authorize such payroll deduction as a condition to receiving the loan. A full prepayment of the outstanding principal of a loan may be made at any time.

(h)	A Participant who requests a loan shall be deemed to have directed the Committed to segregate assets in his Account equal to the amount of the loan and invest such assets in the Participant’s loan.

(i)	Loans shall be available to all Participants on a reasonably equivalent basis. Except as provided herein, loans shall not be made available to Participants who are Highly Compensated Employees, officers or shareholders of the Employer in an amount which is greater than is available to other Participants.

(j)	The Committee may establish such additional guidelines and rules as it deems necessary to carry out the provisions of this Section. Such loan rules, as set forth from time, are specifically incorporated into the Plan by this reference.

(k)	Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code. [Amendment 4; Effective 12/12/1994]

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

6.12	Distributions Pursuant to Qualified Domestic Relations Orders.

A “qualified domestic relations order”, as defined in Code Section 414(p), may provide that any amount to be distributed to an alternate payee may be distributed to the alternate payee immediately, even if at that time the Participant is not entitled to a distribution under the Plan. The intent of this provision is to modify the Plan as permitted by Treasury Regulations Section 1.401(a)-13(g)(3).

6.13	Direct Rollovers.

(a)	This Paragraph applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Paragraph, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Distributee in a direct rollover.

(b)	Definitions.

Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities.

Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

the Code, are Distributees with regard to the interest of the spouse or former spouse.

Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(c)	If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(1)	the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(2)	the Participant, after receiving this notice, affirmatively elects a distribution.
[Amendment	2; Effective 1/1/1993]

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

ARTICLE 7

EMPLOYEE STOCK OWNERSHIP PLAN

7.01	Introduction.

The Plan provides that Employer Profit Sharing Contributions shall be invested primarily in Company Stock and the Accounts which receive Employer Profit Sharing Contributions are hereby designated as a stock bonus employee stock ownership plan (ESOP) forming a part of the Plan as described in Treasury Regulation Sections 54.4975-11(a)(5) and 54.4975-11(a)(2). The principal terms of the stock bonus ESOP are set forth in this Article 7. See Section 7.05(d) for special rules concerning the Employer Profit Sharing Contribution if the Plan has not incurred an Acquisition Loan.

7.02	Definitions.

(a)	Acquisition Loan shall mean a loan (or other extension of credit) used by the Trustee to finance the acquisition of Company Stock, which loan may constitute an extension of credit to the Trust from a party in interest (as defined in ERISA) and is intended to be an exempt loan under Section 408(b)(3) of ERISA.

(b)	Allocated Shares shall mean shares of Company Stock which have been allocated to a Participant’s ESOP Account.

(c)	ESOP shall mean this Article 7 of the Plan and the aggregate of the ESOP Accounts under this Article 7. Although the primary terms of the ESOP are set forth in this Article 7 and the Trust, the other provisions of the Plan are incorporated by reference herein.

(d)	ESOP Account shall mean that Account under the Plan which receives allocations of Company Stock.

(e)	Financed Shares shall mean shares of Company Stock acquired under the Plan with the proceeds of an Acquisition Loan.

7.03	Investment of ESOP Assets.

(a)

The ESOP will be invested by the Trustee primarily in Company Stock, as directed by the Committee, subject to the Trustee’s determination that such purchase is for not more than “adequate consideration” as defined in Section 3(18) of ERISA. The ESOP portion of the Trust may also be invested in cash or cash equivalent investments (i) for the limited purpose of making distributions to Participants and Beneficiaries; (ii) pending the investment of contributions or other cash receipts in Company Stock; (iii) pending use to repay an Acquisition Loan; (iv) for the purposes of paying fees and expenses incurred with respect to

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

the ESOP or the Trust and not paid for by the Employer; or (v) in the form of de minimis cash balances.

(b)	The Trustee may incur an Acquisition Loan to finance the acquisition of Company Stock (Financed Shares). The Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default. The Acquisition Loan shall be secured by a pledge of the Financed Shares so acquired. No other assets of the ESOP or the Plan may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against assets of the ESOP or the Plan other than any Financed Shares remaining subject to pledge. If the lender is a “party in interest” as defined in ERISA, the Acquisition Loan must provide for a transfer of ESOP assets on default only upon and to the extent of the failure of the ESOP to meet the payment schedule of the Acquisition Loan. Any pledge of Financed Shares must provide for the pro rata release of the shares so pledged as payments on the Acquisition Loan are made by the Trustee and such Financed Shares are allocated to Participants’ ESOP Accounts under Section 7.05.

Payments of principal and/or interest on any Acquisition Loan shall be made by the Trustee only from Employer Profit Sharing Contributions paid in cash to enable the Trust to repay such Acquisition Loan, from earnings attributable to such Employer Profit Sharing Contributions, from any cash dividends received by the Trust on Financed Shares, and from any cash dividends received by the Trust on Company Stock which has been allocated to a Participant’s ESOP Account. In the event that the Trustee is unable to make payments of principal and/or interest on an Acquisition Loan when due, the Committee (with the approval of the Board of Directors) may direct the Trustee to sell any Financed Shares that have not yet been allocated to Participants’ ESOP Accounts or to obtain an Acquisition Loan in an amount sufficient to make such payments.

7.04	Employer Profit Sharing Contribution.

Profit Sharing Contributions to the Trust shall be made by the Employer as follows:

(a)	Profit Sharing Contributions. Each Plan Year, the Employer shall contribute to the ESOP an amount, if any, determined in the sole discretion of the Board. If the Plan has incurred an Acquisition Loan, then the Employer Profit Sharing Contribution shall be used to repay any Acquisition Loan, and any Financed Shares which are available for allocation to Participants as a result thereof shall be allocated as provided in Section 7.05(a), (b), and (c). If the Plan has not incurred an Acquisition Loan, then the Employer Profit Sharing Contribution shall be allocated as described in Section 7.05(d).

(b)	Form and Timing of Contributions. Employer Profit Sharing Contributions for each Plan Year shall be paid to the ESOP Trustee not later than the due date

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

(including extensions) for filing the Employer’s federal income tax return for the Plan Year. Profit Sharing Contributions may be paid in cash or in shares of stock, as determined by the Committee; provided, however, that such Profit Sharing Contributions shall be paid in cash to the extent needed to provide the Trust with cash sufficient to pay any currently maturing obligations under any Acquisition Loan. The aggregate Employer Contributions and Elective Deferrals for a Plan Year shall not exceed the amount of such aggregate contribution which is deductible by the Employer under Code Section 404 for the calendar year.

7.05	Allocations to Participants’ Accounts.

(a)	Release of Finances Shares from Loan Suspense Account. Any Finances Shares acquired by the Trust shall initially be credited to a “Loan Suspense Account” and will be released from the Loan Suspense Account and be allocated to the ESOP Accounts of Participants only as payments on the Acquisition Loan are made by the Trustee, which shall occur on an Annual basis. The date on which loan payment is made shall be referred to in this Article as the “ Annual Repayment Date.” The aggregate number of Financed Shares to be released from the Loan Suspense Account on each Annual Repayment Date for allocation to Participants’ ESOP Accounts shall be determined by the Committee (as of such Annual Repayment Date) as follows:

The number of Financed Shares held in the Loan Suspense Account immediately before the release of Financed Shares on the Annual Repayment Date shall be multiplied by a fraction. The numerator of the fraction shall be the amount of principal and interest paid on the Acquisition Loan for that Annual payment. The denominator of the fraction shall be the sum of the numerator plus the aggregate projected payments of principal and interest on the Acquisition Loan. For this purpose, the interest to be paid in future years is to be computed by using the interest rate in effect as of the current Annual Repayment Date. Notwithstanding the foregoing, however, the number of Financed Shares released with respect to the entire Plan Year shall not be less than the number of Financed Shares that would be released for such Plan Year assuming that the interest to be paid in future years is the interest rate in effect as of the last day of such Plan Year.

[Amendment 5; Effective 1/1/2000]

(b)	Allocations of Financed Shares to a Participant’s ESOP Account. Allocations to a Participant’s ESOP Account shall be made as follows:

(1)	Stock dividends paid on shares of Company Stock allocated to a Participant’s ESOP Account shall be allocated to such Participant’s ESOP Account as of the last day of such calendar month;

(2)	Cash dividends on Allocated Shares, cash dividends on Finances Shares, and Profit Sharing Contributions (if any) shall be used to repay the

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

Acquisition Loan. The first Financed Shares which are released from the Loan Suspense Account as a result of such payment shall be allocated as follows.

(A)	Each Participant’s ESOP Account shall receive Financed Shares which have a fair market value equal to (not more or less than) the amount of cash dividends on Allocated Shares in the Participant’s ESOP Account which were used to pay the Acquisition Loan as of the Annual Repayment Date. However, if the fair market value of the Financed Shares allocated to the Participant’s ESOP Account under this clause (A) is less than the dollar amount of such cash dividends on Allocated Shares used to repay an Acquisition Loan, then the Employer shall make a special contribution to the ESOP Trust in such an amount that, when used with all of the amounts described in this Section 7.06(b)(2) to pay principal and interest on the Acquisition Loan, shall result in the satisfaction of such condition.

(B)	Any Financed Shares which remain after the allocation described in clause (A) immediately above shall be allocated by multiplying the total number of Financed Shares which remain to be allocated by a fraction, the numerator of which is the Eligible Participant’s Compensation for the calendar year which precede the Annual Repayment Date, and the denominator of which is the aggregate Compensation of all Eligible Participants for the calendar year which precede the Annual Repayment Date.

[Amendment 5; Effective 1/1/2000]

(c)	Special Rule if Employer Profit Sharing Contribution Exceeds Amount Needed to Pay the Acquisition Loan. Notwithstanding paragraph (b) above, if all or any portion of the Employer Profit Sharing Contribution exceeds the amount necessary to make the required loan payment on an Acquisition Loan as of the Annual Repayment Date then the Committee may direct the Trustee to not apply such excess as a prepayment of the Acquisition Loan, but instead to use such excess to purchase Company Stock. Any Company Stock so purchased shall be allocated as though it constituted Financed Shares released as of the applicable Annual Repayment Date. [Amendment 6; Effective 1/1/2000],

(d)	Allocation of Employer Profit Sharing Contribution if Plan Has Not Incurred an Acquisition Loan.

(i)

Notwithstanding paragraphs (b) or (c) above, at any time when the Plan does not have an Acquisition Loan, any Employer Profit Sharing Contributions shall be allocated among the ESOP Accounts of Eligible Participants as of the last day of the Plan Year with respect to which the Profit Sharing Contribution is made by multiplying the total Employer Profit Sharing Contribution by a fraction, the numerator of which is the

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

Eligible Participant’s Compensation for the Plan Year with respect to which the Profit Sharing Contribution is made, and the denominator of which is the aggregate Compensation of all Eligible Participants for the Plan Year with respect to which the Profit Sharing Contribution is made.

(ii)	For allocations which are effective as of any date prior to January 1, 1991, an Eligible Participant for purposes of this Section shall mean a Participant who is an Employee of the Employer on the last day of the Plan Year and who earned a Year of Service during the Plan Year with respect to which the Profit Sharing Contribution is made, or a Participant who died, became Disabled, or Retired during the Plan Year with respect to which the Profit Sharing Contribution is made.

(iii)	Effective January 1, 1991, an Eligible Participant shall mean a Participant who is an Employee of the Employer on the last day of the Plan Year with respect to which the Profit Sharing Contribution is made, or a Participant who died, became Disabled, or Retired during the Plan Year with respect to which the Profit Sharing Contribution is made.

(iv)	The Employer Profit Sharing Contribution described in this paragraph (d) shall either be made in Company Stock or shall be used primarily to purchase Company Stock.

[Amendment 1; Effective 1/1/1987]

7.06	Distributions from ESOP Account.

(a)	The Trustee will make distributions from the ESOP portion of the Trust only as directed by the Committee generally pursuant to the distribution rules set forth in the Plan. Distribution of a Participant’s vested ESOP Account will be made in whole shares of Company Stock, cash or a combination of both, as elected by the Participant or, in the case of death or Disability, the Beneficiary. In the event an election is not made, distribution will be made, to the extent possible, in whole shares of Company Stock and the remainder in cash.

(b)	In order to comply with Code Section 401(a)(28), a Participant who has attained age 55 and completed ten years of Credited Service (a “Qualified Participant”) shall be entitled to elect to diversify the investment of his Account as follows:

(i)	The diversification election shall be made in writing on a form provided by the Committee during the 90 day period following the last day of each of the six consecutive Plan Years beginning with the first Plan Year in which the individual first became a Qualified Participant.

(ii)	The diversification election shall be made from among no less than three investment options offered on terms consistent with regulations issued

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

under Code Section 401(a)(28). If the Plan does not provide alternative investment options at the time a Qualified Participant acquires the right to make a diversification election, the Committee shall distribute the portion of the Account subject to the election to the Qualified Participant no later than 90 days after the end of the election period referred to in subsection (a), provided the Participant requests the distribution in writing.

(iii)	During the first five election periods, the amount subject to a diversification or distribution election shall be no less and no more than 25% of the Participant’s Account, including any amount subject to a prior election. During the sixth election period, the amount subject to a diversification election shall not exceed 50% of the Participant Account, including any amount subject to a prior election.

7.07	Dividend Distributions.

If so determined by the Committee, any cash dividends on Company Stock allocated to the ESOP Accounts may be paid currently (or within ninety (90) days after the end of the Plan Year in which the dividends are paid to the Trust) in cash to such Participants on a nondiscriminatory basis, or the Employer may pay such dividends directly to Participants. Such distributions (if any) of cash dividends to Participants may be limited to Participants who are still Employees, may be limited to dividends on shares of Company Stock which are then vested or may be applicable to dividends on all shares allocated to Participants’ ESOP Accounts.

7.08	Trustee’s Right of First Refusal on Distributed Company Stock.

If the Company Stock is not readily tradeable on an established market, shares of Company Stock distributed by the Trustee shall be subject to a “right of first refusal.” The right of first refusal shall provide that, prior to any transfer of Company Stock by a Participant receiving a distribution, the Stock must first be offered for purchase in writing to the Employer, and then, if refused by the Employer, to the Trustee, at the Company Stock’s then fair market value. A bona fide written offer from an independent and unrelated buyer shall be deemed to be the fair market value of the Company Stock. The Employer and the Trustee shall have fourteen (14) days to exercise their rights of first refusal on the same terms offered by an independent and unrelated buyer. The Employer may require that a Participant (or Beneficiary) entitled to a distribution of Company Stock under the Plan execute an appropriate stock transfer agreement which recognizes and includes the terms of the right of first refusal prior to receiving Company Stock.

Shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Employer may reasonably require in order to assure compliance with applicable federal and state securities laws and legend restrictions reflecting the right of first refusal described in this Section. Aside from the restrictions described herein, no shares of Company Stock may be subject to restrictions on

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transferability or call options, except to the extent that a Participant may agree to place restrictions upon any shares of Company Stock which he is entitled to receive from the Trust.

The provisions of this Section shall apply only to shares of Company Stock held or distributed by the Trustee during any period when such shares are not readily tradeable on an established market and shall continue to apply even if the Plan ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

7.09	Put Option on Distributed Company Stock.

If the Company Stock is not readily tradeable on an established market, the Employer shall issue a put option to any Participant who receives a distribution of Company Stock from the Trust. The put option shall permit the Participant to sell distributed Company Stock to the Employer at any time during two option periods, at the fair market value at the date of exercise of the option. The first put option period shall be a period of at least sixty (60) days beginning on the date of distribution of Company Stock to the Participant. The second put option period shall be a period of at least sixty (60) days the next determination beginning after value of Company Stock by the appraisal (and notice to the Participant) in the Plan Year following the distribution.

The Employer may permit the Trustee to purchase Company Stock tendered to the Employer under a put option. The payment for Company Stock sold pursuant to a put option shall be made in a lump sum within 30 days of exercise of the put option or in substantially equal, annual installments over a period not exceeding five (5) years, with interest payable at a reasonable rate on any unpaid installment balance and with the provision of adequate security for the installment payments. Installment payments made pursuant to the preceding sentence shall commence within 30 days of exercise of the put option.

For the purposes of this Section, fair market value shall mean the value of Company Stock as determined by independent appraisal on the Valuation Date preceding or coinciding with the date of exercise of the put option.

The Employer or the Trustee may offer to purchase any shares of Company Stock (which are not sold pursuant to a put option) from any former Participant at any time.

The provisions of this Section shall apply only to shares of Company Stock held or distributed by the Trustee during any period when the shares are not readily tradeable on an established market and shall continue to apply even if the ESOP ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

7.10	Voting of Company Stock.

(a)	While Company Stock is not readily tradable, each Participant shall have the right to direct the Committee with respect to the exercise of voting rights attributable to any shares of Company Stock then allocated to his Account where the issue subject to vote involves approval of a Company merger, consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all of the Company’s assets, and such other transactions as may be specified in Treasury Regulations.

(b)	While Company Stock is readily tradable, each Participant shall have the right to direct the Committee with respect to the exercise of voting rights attributable to shares then allocated to his Account.

(c)	The Committee shall establish procedures for giving adequate notice to Participants for the exercise of any voting rights they may have hereunder, and for transmitting such instructions to the Trustees. With respect to shares of Company Stock which are allocated to Participant’s Accounts and for which no voting instructions are timely received, such shares shall not be voted. With respect to shares of Company Stock which are held in a Loan Suspense Account as described in Section 7.05, or otherwise unallocated, the Trustee shall vote such shares in its sole discretion.

[Amendment Three; Effective 1/1/1987]

7.11	Code Section 1042 Transactions.

(a)	Notwithstanding any other provision hereof, in the event Company Stock is sold to the Plan and the provisions of Code Section 1042 apply to such Company Stock, no portion of the assets of the Plan (or any other plan of any Plan Sponsor or an Affiliate meeting the requirements of Code Section 401(a)) attributable to Company Stock acquired by the Plan to which Code Section 1042 applied may be allocated during the “nonallocation period” to the Account or for the benefit of (i) any taxpayer who makes an election under Code Section 1042(a) with respect to such Company Stock, (ii) any individual related to a taxpayer described in Subparagraph (i) above under the provisions of Code Section 267(b), except as set forth in Section 7.11(b), or (iii) to any person who owns (after the application of Code Section 318(a)) more than 25% of any class of Company Stock or 25% of the total value of any class of Company Stock.

(b)

The nonallocation provisions under Section 7.11(a) shall not apply to an individual who is a lineal descendant of a taxpayer described in Section 7.11(a)(i) if the aggregate amount allocated to the Accounts and for the benefit of all such lineal descendants during the “nonallocation period” does not exceed more than 5% of the Company Stock (or amounts allocated in lieu thereof) held by the Plan which is sold to the Plan by any person related to such descendants (within the

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

meaning of code Section 267(c)(4)) and for which such person elected Code Section 1042 treatment.

(c)	A person shall be deemed to be described in Section 7.11(a)(iii) if the Participant satisfies the provisions thereof at any time during the one-year period ending on the date of the sale of Company Stock to the Plan to which Code Section 1042 applied or on the date on which any Company Stock acquired by the Plan to which Code Section 1042 applied is allocated to Participants.

(d)	To the extent that shares of Company Stock are acquired by the Plan in a transaction in which one or more sellers elect Code Section 1042 treatment with respect to some, but not all shares of Company Stock acquired, shares of Company Stock with respect to which a Code Section 1042 election has not been made by the sellers shall not be subject to the restrictions set forth in this Section 7.11.

(e)	To the extent that shares of Company Stock which are subject to the restrictions of paragraphs (a) and (b) are distributed to Plan Participants and repurchased by the Trustee under Section 7.08 or otherwise, or such shares are repurchased by the Trustee under Section 7.09, such shares of Company Stock which are repurchased shall not be subject to the restrictions of this Section.

[Amendment Three; Effective 1/1/1987]

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

ARTICLE 8

ADMINISTRATION OF THE PLAN

8.01	Named Fiduciaries.

(a)	The following parties are named as Fiduciaries of the Plan and shall have the authority to control and manage the operation and administration of the Plan:

(i)	The Employer;

(ii)	The Board of Directors;

(iii)	The Trustee; and

(iv)	The Committee (“Plan Administrator”).

(b)	The Fiduciaries named above shall have only the powers and duties hereinafter expressly enumerated and shall have no other powers and duties under the Plan. In discharging their powers and duties hereunder, the Fiduciaries shall act in accordance with the standard of fiduciary duty set forth in Section 8.05.

8.02	The Board of Directors.

(a)	The Board shall have the following powers and duties with respect to the Plan:

(i)	to appoint and remove the Trustee and the members of the Committee;

(ii)	to amend any or all of the provisions of the Plan; and

(iii)	to terminate the Plan in whole or in part.

(b)	The Board shall have no other responsibilities with respect to the Plan.

(c)	The Board may delegate any or all of its responsibilities hereunder.

8.03	The Trustee.

The Trustee shall exercise all of the powers and duties assigned to the Trustee as set forth in the Trust Agreement. The Trustee shall have no other responsibilities with respect to the Plan.

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

8.04	The Committee.

(a)	The Committee shall consist of one or more individuals who shall be appointed by and serve at the pleasure of the Board. The Board may appoint the Committee by designating certain job titles or standing committees of the Employer whereupon the individual(s) serving in the designated positions or on the designated committees shall automatically be members of the Committee for as long as they retain the designated title or committee membership. Any Participant, officer, or director of the Employer shall be eligible to be appointed a member of the Committee and all members shall serve as such without compensation. No member of the Committee may participate in discussions or votes relating solely to himself or to his rights and benefits under the Plan. Upon termination of his employment with the Employer, or upon ceasing to be an officer or director, if not a Participant, a member of the Committee shall automatically cease to be a member of the Committee unless otherwise directed by the Board. The Board shall have the right to remove any member of the Committee at any time. A Committee member may resign at any time by written notice to the Committee or the Board. The Committee shall by written notice keep the Trustee notified of current membership of the Committee, its officers and agents. The Committee shall, on request, furnish to the Trustee a certified signature card for each member of the Committee and for all purposes hereunder the Trustee shall be conclusively entitled to rely upon such certified signatures.

(b)	Absent direction from the Board, the Committee may act at a meeting or, by written consent, without a meeting. All resolutions, determinations and other actions shall be by a majority vote of all members of the Committee, including actions in writing taken without a meeting. The Committee may appoint such agents, who need not be members of the Committee, as it deems necessary for the effective performance of its duties (including legal counsel and other professional advisors) and may delegate to such agents such powers and duties, whether ministerial or discretionary, as the Committee deems expedient or appropriate. The compensation of such agents shall be fixed by the Committee, provided, however, that in no event shall compensation be paid if such payment violates the provisions of Section 406 of ERISA and is not exempted from such prohibitions by Section 408 of ERISA. All usual and reasonable expenses of the Committee (or other Fiduciaries or agents) may be paid in whole or in part by the Employer and any expenses not so paid shall be paid by the Trustees out of the principal or income of the Trust Fund. The Committee may authorize in writing one member to sign on its behalf any instructions of the Committee for any party.

(c)

As Plan Administrator, the Committee (except as expressly otherwise provided herein) shall have complete control of the administration of the Plan with all powers necessary to enable it to carry out properly the provisions of the Plan. In addition to all implied powers and responsibilities necessary to carry out the objectives of the Plan and to comply with the requirements of ERISA and the

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

Code, the Committee shall have the following specific powers and responsibilities:

(i)	to construe the Plan and Trust Agreement and to determine all questions arising in the administration, interpretation and operation of the Plan and to adopt such rules and bylaws as it may find necessary for the proper administration, interpretations and operations of the Plan, provided that all interpretations, determinations and decisions of the Committee in respect of any matter hereunder shall be final, conclusive and binding upon the Employer, Participants, and all other persons claiming any interest under the Plan, subject only to the Claims Procedure described in Section 8.06 and rights granted under ERISA;

(ii)	to decide all questions relating to the eligibility of Employees to participate in the Employer Contributions, forfeitures and other benefits provided in the Plan and the Trust Agreement;

(iii)	to determine the benefits of the Plan to which any Participant, former Participant, Beneficiary, or any other person may be entitled, including commencement date and method of distribution as provided above;

(iv)	to administer the Claims Procedure established under Section 8.06;

(v)	to keep records of all acts and determinations of the Committee, and to keep all such records, books of accounts, data and other documents as may be necessary for the proper administration of the Plan, including reports from the Trustee concerning the financial condition of the Trust Fund and receipts and distributions thereto and therefrom;

(vi)	to prepare and distribute to all Employees, Participants, Beneficiaries, and other persons, information concerning the Plan and their rights under the Plan, including, but not limited to, all information which is required to be distributed by ERISA or the Code, the regulations issued thereunder, or by any other applicable law;

(vii)	to file with any government officials or agencies or other persons such reports and additional documents as may be required by ERISA and the Code and regulations issued thereunder;

(viii)	to do all things necessary to operate and administer the Plan in accordance with its provisions and in compliance with applicable laws and regulations; and

(ix)	to delegate certain administrative responsibilities to other responsible parties. Any such delegation of duties shall be evidenced in writing

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specifically defining the administrative responsibilities being so delegated. The party to whom such responsibility is being delegated shall accept such responsibility in writing. The Committee shall not be liable for any act of omission or commission or the results of any action taken by a party to whom a specific responsibility has been delegated to the extent permitted by ERISA.

8.05	Standard of Fiduciary Duty.

(a)	Any Fiduciary, or any person designated by a Fiduciary to carry out fiduciary responsibilities with respect to the Plan, shall discharge his duties solely in the interests of the Participants, former Participants and Beneficiaries for the exclusive purpose of providing them with benefits and defraying the reasonable expenses of administering the Plan. Each Fiduciary shall discharge his duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Notwithstanding any other provisions of the Plan, no Fiduciary shall be authorized to engage in any transaction which is prohibited by Sections 406 and 2003(a) of ERISA or Section 4975 of the Code in the performance of its duties hereunder unless an exemption therefrom is provided for under the terms of ERISA and the Code.

(b)	Each Fiduciary warrants that any directions given, information furnished, or action taken by him shall be in accordance with the provisions of the Plan or the Trust Agreement, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust Agreement, and is not required under this Plan or the Trust Agreement to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust Agreement that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust Agreement and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

8.06	Claims Procedure.

The Committee, as provided above, shall make all determinations as to the right of any person to a benefit under the terms of the Plan. Any Participant, former Participant, or Beneficiary, or other person who claims to have an interest in the Fund (or the authorized representative thereof) may file a claim for benefits under the Plan by submitting to the Committee a written statement describing the nature of the claim and requesting a determination of its validity under the terms of the Plan. Within 90 days after the date

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

such claim is received by the Committee, it shall issue a ruling with respect to the claim. If the claim is wholly or partially denied, written notice shall be furnished to the claimant, which notice shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reason or reasons for denial;

(b)	specific reference to pertinent Plan provisions on which the denial is based;

(c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)	an explanation of the claims review procedures. Any claimant (or his authorized representative) whose claim for benefits has been denied, may appeal such denial by re-submitting to the Committee a written statement requesting a further review of the decision within 60 days of the date the claimant receives notice of such denial. Such statement shall set forth the reasons supporting the claim, the reasons such claim should not have been denied, and any other issues or comments which the claimant deems appropriate with respect to the claim.

If the claimant shall request in writing, the Committee shall make copies of the Plan documents pertinent to his claim available for examination by the claimant.

Within 60 days after the request for further review is received, the Committee shall review its determination of benefits and the reasons therefor and notify the claimant in writing of its final decision. If upon such further review the claim is denied, such written notice shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based. The Committee’s decision on the appeal shall be final.

8.07	Review Only Upon Written Record.

Review by the Committee will be made only upon the written record. The Participant, his attorney, or his duly authorized representative may review or request copies of pertinent documents required to be disclosed under Title I of ERISA relating to the denial, and may submit written comments, a written statement of issues, and/or additional documentary evidence. The Committee may require payment of reasonable copying expenses as a precondition to the provision of copies of any pertinent documents requested.

8.08	Reliance Upon Professional Advice.

The Committee, the Employer and their officers and the Trustee, shall be fully protected in respect of any action taken by them in good faith in reliance upon the advice or opinion or certificates of any accountant or attorney, or other advisor, and all action taken in

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

reliance on such advice or opinion shall be conclusive upon each of the Fiduciaries and upon all other persons interested in the Plan.

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

ARTICLE 9

SPECIAL DISCRIMINATION RULES

9.01	Definitions.

(a)	Actual Contribution Percentage or ACP shall mean the ratio (expressed as a percentage) of (i) the sum of the Matching Contributions and, to the extent permitted in Treasury Regulations and elected by the Employer, the Participant’s Qualified Elective Deferrals and Qualified Nonelective Contributions for the Plan Year to (ii) the Participant’s Compensation for the Plan Year. The Employer, on an annual basis, may elect to include or not to include Qualified Elective Deferrals and Qualified Nonelective Contributions in computing the ACP for a Plan Year.

(b)	Actual Deferral Percentage or ADP shall mean the ratio (expressed as a percentage) of (i) the sum of Elective Deferrals made to the Plan on behalf of a Participant for the Plan Year (excluding any Excess Deferrals by a Non-highly Compensated Employee) and, to the extent permitted in Treasury Regulations and elected by the Employer, the Participant’s Qualified Nonelective Contributions for the Plan Year to (ii) the Participant’s Compensation for the Plan Year. The Employer, on an annual basis, may elect to include or not include Qualified Nonelective Contributions in computing the ADP for a Plan Year. [Amendment 4; Effective 1/1/1997]

(c)	Average Actual Contribution Percentage shall mean the average (expressed as a percentage) of the Actual Contribution Percentages of the Participants in a group. The percentage shall be rounded to the nearest one-hundredth of one percent (four decimal places).

(d)	Average Actual Deferral Percentage shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Participants in a group. The percentage shall be rounded to the nearest one-hundredth of one percent (four decimal places).

(e)	Combined ADP and ACP Test shall have the meaning as defined in Section 9.10(a).

(f)	Excess Deferrals shall have that meaning as defined in Section 9.02. [Amendment 4; Effective 1/1/1997]

(g)	Excess ACP Contributions shall have that meaning as defined in Section 9.08.

(h)	Excess ADP Deferrals shall have that meaning as defined in Section 9.05.

(i)	[Reserved] [Amendment 4; Effective 1/1/1997]

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(j)	Highly Compensated Employee. See Article 14. [Amendment Three; Effective 1/1/1987]

(k)	Maximum Contribution Percentage shall have the meaning as defined in Section 9.10(b).

(1)	Non-highly Compensated Employee shall mean an Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee.

(m)	Qualified Elective Deferral shall mean Elective Deferrals designated by the Committee as Qualified Elective Deferrals. In addition, the following requirements must be satisfied:

(i)	The aggregate of all Elective Deferrals for the Plan Year, including the Qualified Elective Deferrals, must satisfy the requirements of Section 9.03(a);

(ii)	The Elective Deferrals for the Plan Year, excluding the Qualified Elective Deferrals, must satisfy the requirements of Section 9.03(a);

(iii)	If the Company elects to aggregate Qualified Elective Deferrals with Matching Contributions in order to avoid Excess ACP Contributions, such Qualified Elective Deferrals shall only be taken into account to the extent necessary to satisfy the provisions of Section 9.06(a)(ii); and

(iv)	Qualified Elective Deferrals must satisfy all other provisions of this Plan applicable to Elective Deferrals and shall remain part of the Participant’s Elective Deferral Account. Nevertheless, except for purposes of this Section 9.01(m), Qualified Elective Deferrals shall be excluded in determining whether any other contribution or benefit satisfies the nondiscrimination requirements of Code Sections 401(a)(4) and 401(k)(3).

9.02	Limit on Elective Deferrals. [Amendment 4; Effective 1/1/1997]

(a)	Notwithstanding any other provision of the Plan to the contrary, the aggregate of a Participant’s Elective Deferrals during a calendar year may not exceed $7,000 multiplied by the Cost of Living Factor. Any Elective Deferrals in excess of the foregoing limits (“Excess Deferral”), plus any income and minus any loss allocable thereto, may be distributed to the applicable Participant no later than April 15 following the Plan Year in which the Elective Deferrals were made. [Amendment 4; Effective 1/1/1997]

(b)	Any Participant who has an Excess Deferral during a calendar year may receive a distribution of the Excess Deferral during such calendar year plus

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

any income or minus any loss allocable thereto, provided (1) the Participant requests the distribution of the Excess Deferral, (2) the distribution occurs after the date the Excess Deferral arose, and (3) the Committee designates the distribution as a distribution of an Excess Deferral. [Amendment 4; Effective 1/1/1997]

(c)	If a Participant makes an Elective Deferral under this Plan and in the same calendar year makes a contribution to a Code Section 401(k) plan containing a cash or deferred arrangement (other than this Plan), a Code Section 408(k) plan (simplified employee pension plan) or a Code Section 403(b) plan (tax sheltered annuity) and, after the return of any Excess Deferral pursuant to Section 9.02(a) and (b), the aggregate of all such Elective Deferrals and contributions exceed the limitations contained in Code Section 402(g), then such Participant may request that the Committee return all or a portion of the Participant’s Elective Deferrals for the calendar year plus any income and minus any loss allocable thereto. The amount by which such Elective Deferrals and contributions exceed the Code Section 402(g) limitations will also be known as an Excess Deferral. [Amendment 4; Effective 1/1/1997]

(d)	Any request for a return of Excess Deferrals arising out of contributions to a plan described in Section 9.02(c) above which is maintained by an entity other than the Employer must:

(i)	be made in writing;

(ii)	be submitted to the Committee not later than the March I following the Plan Year in which the Excess Deferral arose;

(iii)	specify the amount of the Excess Deferral; and,

(iv)	contain a statement that if the Excess Deferral is not distributed, it will, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k), or 403(b) of the Code, exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the Excess Deferral occurred.

In the event an Excess Deferral arises out of contributions to a plan (including this Plan) described in Section 9.02(c) above which is maintained by the Employer, the Participant making the Excess Deferral shall be deemed to have requested a return of the Excess Deferral. [Amendment 1; Effective 1/1/1987] [Amendment 4; Effective 1/1/1997]

(e)

Elective Deferrals may only be returned to the extent necessary to eliminate a Participant’s Excess Deferral. Excess Deferrals returned to the Participant under this Section 12.02 shall not be treated as annual additions

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

under the Plan. In no event shall the returned Excess Deferrals for a particular calendar year exceed the Participant’s aggregate Elective Deferrals for such calendar year. [Amendment 3; Effective 1/1/1987] [Amendment 4; Effective 1/1/1997]

(f)	The income or loss allocable to an Elective Deferral that is returned to a Participant pursuant to Section 9.02(a) or (c) shall be determined by multiplying the income or loss allocable to the Participant’s Account for the calendar year in which the Excess Deferral arose by a fraction. The numerator of the fraction is the Excess Deferral. The denominator of the fraction is the value of the Participant’s Account balance on the last day of the calendar year in which the Excess Deferral arose reduced by any income allocated to the Participant’s Account for such calendar year and increased by any loss allocated to the Participant’s Account for such calendar year. In addition, any Gap Period Income shall also be returned. [Amendment 4; Effective 1/1/1997]

(g)	The income or loss allocable to an Excess Deferral that is returned to a Participant pursuant to Section 9.02(b) shall be determined using any reasonable method adopted by the Plan to measure income earned or loss incurred during the Plan Year or any other method authorized by the Internal Revenue Service to compute the income earned or loss incurred for the period commencing on January 1 of the calendar year in which the Pre-Tax Contribution was made and ending on the date the Excess Deferral was distributed. [Amendment 1; Effective 1/1/1987] [Amendment 4; Effective 1/1/1997]

(h)	See Section 6.10 for circumstances under which a Participant’s maximum annual Elective Deferral could be reduced as a result of such Participant receiving a hardship distribution.

(i)	Any Matching Contribution allocable to an Excess Deferral that is returned to a Participant pursuant to this Section 9.02 shall be forfeited notwithstanding the provisions of Article 6 (vesting). For this purpose, however, the Elective Deferrals that are returned to the Participant as an Excess Deferral shall be deemed to be first those Elective Deferrals for which no Matching Contribution was made and second those Elective Deferrals for which a Matching Contribution was made. Accordingly, if the Elective Deferrals that are returned to the Participant as Excess Deferrals were not matched, no Matching Contribution will be forfeited. [Amendment Three; Effective 1/1/1987] [Amendment 4; Effective 1/1/1997]

9.03	Average Actual Deferral Percentage.

(a)	The Average Actual Deferral Percentage for Highly Compensated Employees for each Plan Year and the Average Actual Deferral Percentage for Nonhighly

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Compensated Employees for the same Plan Year must satisfy one of the following tests:

(i)	The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for the preceding Plan Year for Participants who are Nonhighly Compensated Employees during the preceding Plan Year multiplied by 1.25; or

(ii)	The excess of the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year over the Average Actual Deferral Percentage for the preceding Plan Year for Participants who are Nonhighly Compensated Employees during the preceding Plan Year is not more than two percentage points, and the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees is not more than the Average Actual Deferral Percentage for the preceding Plan Year for Participants who are Nonhighly Compensated Employees during the preceding Plan Year multiplied by two.

(b)	The permitted disparity between the Average Actual Deferral Percentage for Highly Compensated Employees and the Average Actual Deferral Percentage for Nonhighly Compensated Employees may be further reduced as required by Section 9.10.

(c)	If, at the end of the Plan Year, the Plan does not comply with the provisions of Section 9.03(a), the Employer may do any or all of the following, except as otherwise provided in the Code or in Treasury Regulations, in order to comply with such provision:

(i)	Distribute Elective Deferrals to certain Highly Compensated Employees as provided in Section 9.05; or

(ii)	Make a Qualified Nonelective Contribution on behalf of the Nonhighly Compensated Employees and aggregate such contributions with the Nonhighly Compensated Employees’ Elective Deferrals as provided in Section 9.01(b). Such Qualified Nonelective Contributions must satisfy the additional requirements described in (d) below.

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

(d)	Qualified Nonelective Contributions used to satisfy the provisions of Section 9.03(a) must satisfy the following requirements:

(i)	All Qualified Nonelective Contributions for the Plan Year must satisfy the nondiscrimination requirements of Code Section 401(a)(4) (prohibition against discrimination in favor of Highly Compensated Employees); and

(ii)	Qualified Nonelective Contributions used to satisfy the provisions of Section 9.03(a) must satisfy all other provisions of the Plan applicable to Elective Deferrals. Nevertheless, such Qualified Nonelective Contributions shall be excluded in determining whether any other contributions or benefit satisfies the nondiscrimination requirements of Code Section 401(a)(4) and shall be excluded in determining whether the provisions of Section 9.06(a) of this Plan are satisfied.

(e)	Notwithstanding anything contained in Sections 9.03(a)(i) or (ii) to the contrary, the Plan Administrator may elect to use the Average Deferral Percentage for Nonhighly Compensated Employees for the Plan Year, rather than the preceding Plan Year. If such an election is made, the Plan shall be amended accordingly.

(f)	Notwithstanding anything contained herein to the contrary, effective for Plan Years beginning on or after January 1, 1999, the Employer may, in determining whether the Plan satisfies Section 9.03(a), exclude from consideration all Employees (other than Highly Compensated Employees) who have not attained age 21 and completed one year of Credited Service, as described in Code Section 410(a)(1)(A).

[Amendment 4; Effective 1/1/1997]

9.04	Special Rules For Determining Average Actual Deferral Percentage.

(a)	The Actual Deferral Percentage for any Highly Compensated Employee for the Plan Year who is eligible to have elective deferrals allocated to his Account under two or more arrangements described in Section 401(k) of the Code that are maintained by an Employer or its Affiliates shall be determined as if such elective deferrals were made under a single arrangement.

(b)	If two or more plans maintained by the Employer or its Affiliates are treated as one plan for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the coverage requirements of Code Section 410(b) (other than for purposes of the average benefits test), all elective deferrals that are made pursuant to those plans shall be treated as having been made pursuant to one plan.

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(c)	The determination and treatment of the Elective Deferrals and Actual Deferral Percentage of any Participant shall be in accordance with such other requirements as may be prescribed from time to time in Treasury Regulations.

[Amendment 4; Effective 1/1/1997]

9.05	Distribution of Excess ADP Deferrals.

(a)	Elective Deferrals exceeding the limitations of Section 9.03(a) (“Excess ADP Deferrals”) and any income or loss allocable to such Excess ADP Deferrals shall be designated by the Committee as Excess ADP Deferrals and shall be distributed to Highly Compensated Employees whose Accounts were credited with Excess ADP Deferrals in the preceding Plan Year.

To determine the aggregate amount of Excess ADP Deferrals to be distributed, the Committee shall first determine the aggregate dollar amount of the distribution as follows:

(i)	Determine the dollar amount by which the Elective Deferrals of the Highly Compensated Employee(s) with the highest ADP must be reduced to equal the second highest ADP(s) under the Plan; then

(ii)	Determine the dollar amount by which the Elective Deferrals for the two (or more) Highly Compensated Employees with the highest ADP(s) under the Plan must be reduced to equal the third highest ADP(s) under the Plan; then

(iii)	Repeat the steps described in (i) and (ii) above with respect to the third and successive highest ADP levels under the Plan until the Average Actual Deferral Percentage does not exceed the amount allowable under Section 9.03(a); then

(iv)	Add the dollar amounts determined in each of steps (i), (ii) and (iii) above.

The aggregate dollar amount of Excess ADP Deferrals determined under steps (i) through (iv) above shall be distributed as follows:

(A)	First to those Highly Compensated Employee(s) with the highest amount of Elective Deferrals until each such Employee’s Elective Deferrals equals the second highest Elective Deferrals under the Plan; then

(B)	Second, to the two (or more) Highly Compensated Employees with the next highest dollar amount of Elective Deferrals under the

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Plan, until each such Employee’s Elective Deferrals equals the third highest amount of Elective Deferrals under the Plan; and

Then the steps described in (A) and (B) above shall be repeated with respect to the third and successive Highly Compensated Employees with the highest amount of Elective Deferrals until all Excess ADP Deferrals have been distributed.

(b)	To the extent administratively possible, the Committee shall distribute all Excess ADP Deferrals and any income or loss allocable thereto prior to 2½ months following the end of the Plan Year in which the Excess ADP Deferrals arose. In any event, however, the Excess ADP Deferrals and any income or loss allocable thereto shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess ADP Deferrals arose. Excess ADP Deferrals shall be treated as annual additions under the Plan.

(c)	The income or loss allocable to Excess ADP Deferrals shall be determined by multiplying the income or loss allocable to the Participant’s Account for the Plan Year in which the Excess ADP Deferrals arose by a fraction. The numerator of the fraction is the Excess ADP Deferral. The denominator of the fraction is the value of the Participant’s Account balance on the last day of the Plan Year in which the Excess ADP Deferrals arose reduced by any income allocated to the Participant’s Account for such Plan Year and increased by any loss allocated to the Participant’s Account for the Plan Year.

(d)	If an Excess Deferral has been distributed to the Participant pursuant to Section 9.02(a) or (b), then any Excess ADP Deferral allocable to such Participant for the same Plan Year shall be reduced by the amount of such Excess Deferral.

(e)	Any Matching Contribution allocable to an Excess ADP Deferral that is returned to the Participant pursuant to this Section 9.05 shall be forfeited notwithstanding the provisions of Article 6 (vesting). For this purpose, however, the Elective Deferrals that are returned to the Participant shall be deemed to be first those Elective Deferrals for which no Matching Contribution was made and second those Elective Deferrals for which a Matching Contribution was made. Accordingly, unmatched Elective Deferrals shall be returned as an Excess ADP Deferral before matched Elective Deferrals.

[Amendment 4; Effective 1/1/1997]

9.06	Average Actual Contribution Percentage.

(a)	The Average Actual Contribution Percentage for Highly Compensated Employees for each Plan Year and the Average Actual Contribution Percentage for Nonhighly Compensated Employees for the same Plan Year must satisfy one of the following tests:

(i)	The Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Contribution Percentage for the preceding Plan Year for Participants who are Nonhighly Compensated Employees during the preceding Plan Year multiplied by 1.25; or

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(ii)	The excess of the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year over the Average Actual Contribution Percentage for the preceding Plan Year for Participants who are Nonhighly Compensated Employees during the preceding Plan Year is not more than two percentage points, and the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees is not more than the Average Actual Contribution Percentage for the preceding Plan Year for Participants who are Nonhighly Compensated Employees during the preceding Plan Year multiplied by two; or

(iii)	Any alternative test which satisfies Section 401(m)(2) and the regulations thereunder.

(b)	If at the end of the Plan Year, the Plan does not comply with the provisions of Section 9.06(a), the Employer may do any or all of the following, except as otherwise provided in the Code or in Treasury Regulations, in order to comply with such provision:

(i)	Aggregate Qualified Elective Deferrals of Nonhighly Compensated Employees with Matching Contributions of such Participants as provided in Section 9.01(a);

(ii)	Distribute vested Matching Contributions to certain Highly Compensated Employees as provided in Section 9.08;

(iii)	Forfeit non-vested Matching Contributions of certain Highly Compensated Employees as provided in Section 9.09; or

(iv)	Make a Qualified Nonelective Contribution on behalf of the Nonhighly Compensated Employees and aggregate such contributions with the Nonhighly Compensated Employees’ Matching Contributions as provided in Section 9.01(a). Such Qualified Nonelective Contribution must satisfy the additional requirements described in (c) below.

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(c)	Qualified Nonelective Contributions used to satisfy the provisions of Section 9.06(a) must satisfy the following requirements:

(i)	All Qualified Nonelective Contributions for the Plan Year, whether or not used to satisfy the provisions of Sections 9.03(a) or 9.06(a) must satisfy the nondiscrimination requirements of Code Section 401(a)(4) (prohibition against discrimination in favor of Highly Compensated Employees); and

(ii)	Qualified Nonelective Contributions used to satisfy the provisions of Section 9.06(a) shall be excluded in determining whether any other contribution or benefit satisfies the nondiscrimination requirements of Code Section 401(a)(4) and shall be excluded in determining whether the provisions of Section 9.03(a) of this Plan are satisfied.

(d)	Notwithstanding anything contained in Sections 9.06(a)(i) or (ii) to the contrary, the Committee may elect to use the Average Contribution Percentage for Non-Highly Compensated Employees for the Plan Year, rather than the preceding Plan Year, except that if such an election is made, it may not be changed except as provided by the Secretary of the Treasury.

(e)	Notwithstanding anything contained herein to the contrary, effective for Plan Years beginning on or after January 1, 1999, the Employer may, in determining whether the Plan satisfies Section 9.06(a), exclude from consideration all Employees (other than Highly Compensated Employees) who have not attained age 21 and completed one year of Credited Service, as described in Section 410(a)(1)(A).

[Amendment 4; Effective 1/1/1997]

9.07	Special Rules For Determining Average Actual Contribution Percentages.

(a)	The Actual Contribution Percentage for any Highly Compensated Employee for the Plan Year who is eligible to have Matching Contributions or Elective Deferrals allocated to his Account under two or more arrangements described in Sections 401(a) or 401(k) of the Code that are maintained by an Employer shall be determined as if such contributions were made under a single arrangement.

(b)	If two or more plans maintained by the Employer or its Affiliates are treated as one plan for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the coverage requirements of Code Section 410(b) (other than for purposes of the average benefits test), all Matching Contributions that are made pursuant to those plans shall be treated as having been made pursuant to one plan.

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(c)	In no event shall a Participant’s Excess ACP Contributions for a Plan Year exceed the Participant’s Matching Contributions for such Plan Year.

(d)	The determination and treatment of the Actual Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

[Amendment 4; Effective 1/1/1997]

9.08	Distribution of Excess ACP Contributions.

(a)	Matching Contributions exceeding the limitations of Section 9.06(a) (“Excess ACP Contributions”) and any income or loss allocable to such Excess ACP Contribution may be designated by the Committee as Excess ACP Contributions and may be distributed in the Plan Year following the Plan Year in which the Excess ACP Contributions arose to those Highly Compensated Employees whose Accounts were credited with Excess ACP Contributions in the preceding Plan Year. The amount of Excess ACP Contributions to be distributed to a Highly Compensated Employee shall be determined using the procedure described in Section 9.05(a).

(b)	To the extent administratively possible, the Committee shall distribute all Excess ACP Contributions and any income or loss allocable thereto (for the Plan Year) prior to 2½ months following the end of the Plan Year in which the Excess ACP Contributions arose. In any event, however, the Excess ACP Contributions and any income or loss allocable thereto (for the Plan Year) shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess ACP Contributions arose.

(c)	The income or loss allocable to Excess ACP Contributions shall be determined by multiplying the income or loss allocable to the Participant’s Account for the Plan Year in which the Excess ACP Contribution arose by a fraction. The numerator of the fraction is the Excess ACP Contributions. The denominator of the fraction is the value of the Participant’s Account on the last day of the Plan Year reduced by any income allocated to the Participant’s Account by such Plan Year and increased by any loss allocated to the Participant’s Account for the Plan Year.

(d)	Amounts distributed to Highly Compensated Employees under this Section 9.08 shall be treated as annual additions with respect to the Employee who received such amount.

[Amendment 4; Effective 1/1/1997]

9.09	Forfeiture of Excess ACP Contributions.

(a)	Excess ACP Contributions and any income or loss allocable to the Excess ACP Contribution (including Gap Period Income) may be forfeited.

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(b)	The amount of any Excess ACP Contributions to be forfeited by a particular Highly Compensated Employee shall be determined pursuant to the procedure described in Section 9.05(a).

(c)	The income or loss allocable to Excess ACP Contributions shall be determined pursuant to the formula described in Section 9.08(c).

(d)	Participants described in Section 9.07(c) shall forfeit their Excess Contributions in accordance with Proposed Treasury Regulation § 1.401(m)-l(e)(4)(iii) or any successor Treasury Regulation thereto.

(e)	Amounts forfeited by Highly Compensated Employees under this Section shall be treated as annual additions with respect to the Employee who forfeited such amount.

(f)	Notwithstanding anything to the contrary contained herein, vested Matching Contributions may not be forfeited to correct an Excess ACP Contribution.

9.10	Combined ACP and ADP Test.

(a)	The Plan must satisfy the Combined ACP and ADP Test described in this Section 9.10 only if (1) the Average Actual Deferral Percentage of the Highly Compensated Employees exceeds 125% of the Average Actual Deferral Percentage of the Non-highly Compensated Employees and (2) the Average Actual Contribution Percentage of the Highly Compensated Employees exceeds 125% of the Average Actual Contribution Percentage of the Non-highly Compensated Employees.

(b)	The Combined ACP and ADP Test is satisfied if the sum of the Highly Compensated Employees’ Average Actual Deferral Percentage and Average Actual Contribution Percentage is equal to or less than the Maximum Combined Percentage defined in paragraph (c) below.

(c)	The Maximum Combined Percentage shall be determined by adjusting the Non-Highly Compensated Employees’ Average Actual Deferral Percentage and Average Actual Contribution Percentage in the following manner:

(i)	The greater of the two percentages shall be multiplied by 1.25; and

(ii)	The lesser of the two percentages shall be increased by two percentage points; however, in no event shall such adjusted percentage exceed twice the original percentage.

The sum of (i) and (ii) shall be the Maximum Combined Percentage.

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Notwithstanding the foregoing, the Maximum Combined Percentage shall be determined in the following manner if such calculation results in a higher Maximum Combined Percentage than the formula directly above:

(i)	The lesser of the Average Actual Deferral Percentage and Average Actual Contribution Percentage of the Non-Highly Compensated Employees shall be multiplied by 1.25; and

(ii)	The greater of such two percentages shall be increased by two percentage points; however, in no event shall such percentage exceed twice the original percentage.

This alternative formula shall remain effective for the period described in Revenue Procedure 89-65, as the same may be extended from time to time.

(d)	In the event the Plan does not satisfy the Combined ADP and ACP Test, the Highly Compensated Employees’ Average Actual Deferral Percentage shall be decreased by distributing Elective Deferrals to certain Highly Compensated Employees using the procedures described in Section 9.05 until the sum of such percentage and the Highly Compensated Employees’ Average Actual Contribution Percentage equals the Maximum Combined Percentage.

(e)	The Highly Compensated Employees’ Average Actual Contribution Percentage shall not be reduced in order to satisfy the Combined ADP and ACP Test.

(f)	In addition to returning Pre-Tax Contributions to certain Highly Compensated Employees in order to satisfy the Combined ADP and ACP Test, income or loss allocable to such Pre-Tax Contributions (for the Plan Year) shall also be distributed. [Amendment 4; Effective 1/1/1997]

(g)	To the extent administratively possible, the Committee shall distribute the Pre-Tax Contributions and allocable income or loss (for the Plan Year) prior to 2% months following the end of the Plan Year for which the Combined ADP and ACP Test is computed. In any event, however, such Pre-Tax Contributions and allocable income or loss (for the Plan Year) shall be distributed by the end of the Plan Year following the Plan Year for which the Combined ADP and ACP Test is computed. Pre-Tax Contributions that are distributed pursuant to this Section 9.12 shall be treated as annual additions under the Plan. [Amendment 4; Effective 1/1/1997]

(h)	The income or loss allocable to returned Elective Deferrals shall be determined using the same procedures as Section 9.05(c).

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(i)	To the extent the provisions of this Section 9.11 conflict with the requirements of Proposed Treasury Regulation Section 1.401(m)-2 or any successor regulation thereto, the provisions of such Treasury Regulation shall prevail.

(j)	In applying the tests and correction methods set forth in this Section 9.10 to any Plan Year, the Average Actual Deferral Percentage for Highly Compensated Employees and the Average Actual Contribution Percentage for Highly Compensated Employees for each Plan Year shall be compared to the Average Actual Deferral Percentage and the Average Actual Contribution Percentage for Nonhighly Compensated Employees for the prior Plan Year, using the definition of Nonhighly Compensated Employee in effect for such prior Plan Year. [Amendment 4; Effective 1/1/1997]

9.11	Order of Applying Certain Sections of Article.

In applying the provisions of this Article 9, the determination and distribution of Excess Deferrals shall be made first (to the extent possible), the determination and elimination of Excess ADP Deferrals shall be made second, followed by the determination and elimination of Excess ACP Contributions and finally by the determination and any necessary adjustment related to the Combined ADP and ACP Test. [Amendment 4; Effective 1/1/1997]

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

ARTICLE 10

AMENDMENT AND TERMINATION

10.01	Right to Amend.

The Company reserves the right to modify, alter, or amend its Plan or the Trust Agreement, from time to time, to any extent that it may deem advisable, including, but not limited to any amendment (with or without retroactive effect) deemed necessary to insure the continued qualification of the Plan under Section 401(a) of the Code or to insure compliance with ERISA; provided, however, that the Plan shall not be amended in any manner which will:

(a)	Permit any part of the Trust Fund (other than such part as is required to pay taxes and administrative expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries;

(b)	Cause any reduction (except those resulting from Adjustments) in amounts previously allocated to any Participant or other person entitled to distributions unless such reduction is specifically permitted under the terms of this Plan (especially Section 5.02) or is for the purpose of maintaining the qualified status of the Plan under Section 401(a) of the Code;

(c)	Cause or permit any portion of the Trust Fund to revert to or become the property of an Employer (except as otherwise provided herein); or

(d)	Change the duties, liabilities, or responsibilities of the Trustees without their prior written consent.

10.02	Termination anti Discontinuance of Contributions.

The Company shall have the right at any time to terminate this Plan (hereinafter referred to as “Plan Termination”). Upon Plan Termination, all Participants’ Accounts shall become fully vested and nonforfeitable; and the Committee shall direct the Trustee with reference to the disposition of the Fund, after payment of any expenses properly chargeable against the Fund. The Trustee shall, when directed by the Committee, distribute all amounts held in Trust to the Participants and others entitled to Distributions in proportion to the Accounts of such Participants and other Distributees as of the date of such Termination. In the event that this Plan is partially terminated, then the provisions of this Section 10.02 shall apply, but solely with respect to the Employees affected by the partial termination. The termination of sponsorship of the Plan by any Affiliated Sponsor shall not affect the sponsorship of the Plan by the Company or any other Affiliated Sponsor. [Amendment Three; Effective 1/1/1987]

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10.03	IRS Approval of Termination.

The Trustees shall not be required to make any distribution from this Plan in the event of complete or partial termination until the authorized officials of the Internal Revenue Service shall have determined that there will be no liability against the Trustees by reason of such distribution.

10.04	Merger.

In the event of any merger or consolidation of the Plan with any other Plan, or the transfer of assets or liabilities by the Plan to another Plan, each Participant must receive (assuming that the Plan would terminate) the benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit such Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (assuming that the Plan had then terminated), provided such merger, consolidation, or transfer took place after the date of enactment of ERISA. [Amendment Three; Effective 1/1/1987]

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ARTICLE 11

LIMITATION ON ALLOCATIONS

11.01	General Rule.

The amount of annual additions which may be credited to a Participant’s Account for any limitation year shall not exceed the Maximum Permissible Amount. The term “Maximum Permissible Amount” means the lesser of:

(i)	25 percent of the Participant’s Compensation for such limitation year; or

(ii)	$30,000 (as adjusted from time to time by the Cost of Living Factor).

11.02	Excess Allocations.

If the amount to be allocated to a Participant’s Account exceeds the Maximum Permissible Amount, the excess will be disposed as follows. The excess shall be held unallocated in a suspense account for the limitation year and allocated and reallocated in the next limitation year to all of the Participants in the Plan. The excess amounts must be used to reduce Employer Contributions for the next limitation year (and succeeding limitation years, as necessary) for all of the Participants in the Plan. For purposes of this Section, excess amounts may not be distributed to Participants or former Participants. If the allocation or reallocation of the excess amounts pursuant to the provisions of the Plan causes the limitations of Code Section 415 to be exceeded with respect to each Plan Participant for the limitation year, then these amounts must be held unallocated in the suspense account. If the suspense account is in existence at any time during a particular limitation year, other than the limitation year described in the preceding sentence, all amounts in the suspense account must be allocated and reallocated to Participants’ Accounts (subject to the limitations of Section 415) before any Employer Contributions and Elective Deferrals which would constitute annual additions may be made to the Plan for that limitation year.

11.03	Other Defined Contribution Plans.

If the Participant is covered under another qualified defined contribution plan maintained by an Employer during any limitation year, the annual additions which may be credited to a Participant’s account under this Plan for any such limitation year shall not exceed the Maximum Permissible Amount reduced by the annual additions credited to a Participant’s account under all such plans for the same limitation year. If a Participant’s annual additions under this Plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated (and for this purpose, Employer Contributions shall be deemed to be allocated after Elective Deferrals). If an excess amount is allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

(i)	the total excess amount as of such date, times

(ii)	the ratio of (a) the annual additions allocated to the Participant for the limitation year as of such date under Plan to (B) the total annual additions allocated to the Participant for the limitation year as of such date under this and all the other qualified defined contribution plans maintained by the Employer.

Any excess amount attributed to this Plan will be disposed in the manner described in Section 11.02 above.

11.04	Other Defined Benefit Plans.

For Plan Years beginning before January 1, 2000, if the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant’s defined benefit plan fraction and defined contribution plan fraction shall not exceed 1.0 in any limitation year and the annual benefit otherwise payable to the Participant under such defined benefit plan shall be frozen or reduced to the extent necessary so that the sum of such fractions shall not exceed 1.0. [Amendment 4; Effective 1/1/1997]

11.05	Definitions.

(a)	Except as hereafter specified, “Annual additions” means the sum of the following amounts credited to a Participant’s account for the limitation year:

(i)	Elective Deferrals;

(ii)	Employer Contributions; and

(iii)	Forfeitures (including any income allocable to forfeitures).

For this purpose, any excess amount applied under Section 11.02 above in the limitation year to reduce Employer Contributions will be considered Annual additions for such limitation year. In determining Annual additions, Employer Contributions in Company Stock shall be valued on the contribution date. Forfeitures of Company Stock shall be based upon the fair market value of Company Stock as of the last day of the Plan Year. Annual additions shall not include any amounts credited to the Participant’s Account (i) resulting from Rollover Contributions; (ii) due to Employer Contributions relating to interest on an Exempt Loan, or (iii) attributable to a forfeiture of Company Stock acquired with the proceeds of an Exempt Loan. These rules shall be applicable only for a Plan Year in which not more than one-third (1/3) of the Employer Contributions applied to pay principal and/or interest on an Acquisition Loan are allocated to Participants who are Highly Compensated Employees, and the Committee shall

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limit such Employer Contributions to the extent necessary to satisfy this special rule.

[Replaced by Amendment 8; Effective 1/1/2002]

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(b)	“Compensation”

(1)	For purposes of this Article 11, Compensation means a Participant’s earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the employer maintaining the plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

(i)	Employer contributions to a plan of deferred compensation which are not includible in the employee’s gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

(ii)	Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii)	Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(iv)	other amounts which received special tax benefits.

Effective for Plan Years beginning on or after January 1, 1998, “Compensation” shall also include Pre-Tax Contributions made under this Plan or pre-tax contributions to any Code Section 125 plan maintained by the Employer.

For purposes of applying the limitations of this Article, compensation for a limitation year is the compensation actually paid or includible in gross income during such year. In no event may the compensation of each Participant taken into account under this Article exceed $150,000 (as adjusted annually pursuant to Code Section 401(a)(17)).

(2)	Deemed Section 125 Compensation.

(i)	This Section 11.05(b)(2) shall apply to Plan Years and Limitation Years beginning on and after January 1, 2002.

(ii)	For purposes of the definition of Compensation under Section 2.12 and Article 11, amounts under Section 125 shall include any

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amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Section 125 only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

[Amendment 8; Effective 1/1/2002]

(c)	“Defined benefit fraction” means a fraction, the numerator of which is the sum of Participant’s projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of (i) 125 percent of the dollar limitation in effect for the limitation year under Section 415(b)(1)(a) of the Code or (ii) 140 percent of the highest average compensation.

Notwithstanding the foregoing, if the Participant was a Participant in one or more defined benefit plans maintained by the Employer which were in existence on July 1, 1982, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the end of the last limitation year beginning before January 1, 1983, but determined without regard to any changes in the Plan or cost-of-living increases occurring after July 1, 1982. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all limitation years beginning before January 1, 1983.

(d)	“Defined contribution fraction” means a fraction, the numerator of which is the sum of the annual additions to the Participant’s account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior limitation years, and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any limitation year is the lesser of (i) 125 percent of the dollar limitation in effect under Section 415(c)(1)(a) of the Code; or (ii) 35 percent of the Participant’s compensation for such year.

If the Employee was a Participant in one or more defined contribution plans maintained by the Employer which were in existence on July 1, 1982, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the limitation year beginning before January 1, 1983.

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(e)	“Employer” means the employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)), all commonly controlled trades or businesses (as defined in Section 414(c) as modified by Section 415(h) or affiliated service groups (as defined in Section 414(m), of which the adopting employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

(f)	“Highest average compensation” means the average compensation for the three consecutive years of service with the employer that produces the highest average.

(g)	“Limitation year” means the Plan Year.

(h)	“Projected annual benefit” means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan assuming (i) the Participant will continue employment until normal retirement age under the plan (or current age, if later), and (ii) the Participant’s compensation for the current limitation year and all other relevant factors used to determine benefits under the plan will remain constant for all future limitation years.

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ARTICLE 12

TOP HEAVY PROVISIONS

12.01	General.

The provisions of this Article of the Plan shall become effective in any Plan Year in which the Plan is determined to be Top Heavy and shall supersede any conflicting provision of this Plan.

12.02	Definitions.

(a)	Top Heavy. The Plan shall be Top Heavy for the Plan Year if, as of the Valuation Date which coincides with or immediately precedes the Determination Date, the value of the Participant Accounts of Key Employees exceeds 60% of the value of all Participant Accounts. If the Employer maintains more than one plan, all plans in which any Key Employee participates (or participated at any time during the determination period regardless of whether the Plan terminated) and all plans which enable this Plan to satisfy the antidiscrimination requirements of Code Sections 401(a)(4) and 410 must be combined with this Plan (“required aggregation group”) for the purposes of applying the 60% test described in the preceding sentence. Plans maintained by the Employer which are not in the required aggregation group may be combined at the Employer’s election with this Plan for the purposes of determining Top Heavy status if the combined plan satisfies the requirements of Code Section 401(a)(4) and 410 (“permissive aggregation group”). In determining the value of Participant Accounts, all distributions made during the five-year period ending on the Determination Date shall be included and any unallocated Employer Contributions or forfeitures attributable to the Plan Year in which the Determination Date falls shall also be included. Any distributions from plans terminated within the five year period ending on the Determination Date must be included in determining the value of a Participant’s Accounts. The Account of (i) any Employee who at one time was a Key Employee but who is not a Key Employee for any of the five Plan Years ending on the Determination Date; and (ii) any Employee who has not performed services for the Employer or a related employer maintaining a plan in the aggregation group for the five Plan Years ending on the Determination Date, shall be disregarded in determining Top Heavy status.

For the purposes of this subsection, a Participant Rollover Account shall be included in the value of Participant Accounts except to the extent that the Rollover Account balance was received in a transaction consummated after December 31, 1983 which was initiated by the Participant and the amount received is attributable to a distribution or transfer from the plan of an employer which is unrelated to the Employer.

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If the Employer maintains a defined benefit plan during the Plan Year which is subject to aggregation with this Plan, the 60% test shall be applied after calculating the present value of the Participants’ accrued benefits under the defined benefit plan in accordance with the rules set forth in that plan and combining the present value of such accrued benefits with the Participant’s account balances under this Plan.

Solely for the purpose of determining if the Plan, or any other plan included in the required aggregation group, is Top-Heavy, a Non-Key Employee’s accrued benefit in a defined benefit plan shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the affiliates, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

(b)	Key Employee. Any employee of the Employer or Beneficiary of such employee who, during the Plan Year or the four preceding Plan Years was an officer receiving Compensation in excess of 50% of the limit described in Code Section 415(b)(1)(a), one of the ten employees of the Employer owning the largest interests in the Employer and receiving Compensation equal to or greater than the dollar limit described in Code Section 415c)(l)(a), a greater than 5% owner of the Employer, a greater than 1% owner of the Employer receiving Compensation in excess of $150,000, or the Beneficiary of a Key Employee. The Code Section 415(c)(1)(a) and 415(b)(1)(a) limits referred to in the preceding sentence shall be the specified dollar limit plus any increases reflecting cost of living adjustments specified by the Secretary of the Treasury.

(c)	Compensation shall have that meaning given such term in Section 11.05(b).

(d)	Determination Date. The last day of the Plan Year immediately preceding the Plan Year for which Top Heavy status is determined.

(e)	Non-key Employee. Any Participant who is not a Key Employee.

12.03	Minimum Benefit.

(a)	Except as provided below, the Employer Contributions allocated on behalf of any Non-Key Employee who is employed by the Employer on the Determination Date shall not be less than the lesser of (i) 3% of such Non-Key Employee’s Compensation, reduced by such Non-Key Employee’s Elective Deferrals for such Plan Year; or (ii) the largest percentage of Employer Contributions and Elective Deferrals, as a percentage of the first $200,000 of the Key Employee’s compensation, allocated on behalf of any Key Employee for such Plan Year.

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(b)	The minimum allocation is determined without regard to any Social Security contribution and shall be made even though, under other Plan provisions, the Non-Key Employee would have received a lesser allocation or no allocation for the Plan Year because of the Non-Key Employee’s failure to complete 1,000 Hours of Service, his failure to make mandatory employee contributions, or his earning compensation less than a stated amount.

(c)	If the Employer maintains a defined benefit plan in addition to this Plan, the minimum contribution and benefit requirements for both plans in a Top Heavy Plan Year may be satisfied by location of Employer Contributions to the Account of each Non-Key Employee in the amount of 5% of the Non-Key Employee’s compensation.

(d)	Notwithstanding anything to the contrary contained herein, Elective Deferrals allocated to the Accounts of Non-key Employees and Employer Contributions allocated to the Accounts of Non-key Employees (if used to satisfy the provisions of Sections 9.03 and 9.06) shall not be considered in determining whether the minimum contribution required by this Section 12.03 is satisfied. Nevertheless, Elective Deferrals and Employer Contributions allocated to the Accounts of Key Employees shall be considered in determining the amount of the required minimum contribution.

12.04	Combined Plan Limitation For Too Heavy Years.

In any Plan Year beginning before January 1, 2000 during which more than 90% of the Participant Account balances are attributable to Key Employees, 100% or an equivalent factor shall be substituted for 125% or an equivalent factor in the combined plan fraction denominators set forth in Article 11 of this Plan which limits maximum benefits pursuant to Section 415 of the Code. In any Plan Year beginning before January 1, 2000 during which more than 60% but not more than 90% of the Participant’s Account balances are attributable to Key Employees, 100% or an equivalent factor shall be substituted for 125% or an equivalent factor in the combined plan fraction denominators unless the Account of each Non-Key Employee participating in the Plan receives an allocation which satisfies Section 12.03 above, except that for this purpose the figure “4%” shall be substituted for “3%” where appears in that Section and the figure “7.5%” shall be substituted for “5%” where it appears in that Section. [Amendment 4; Effective 1/1/1997]

12.05	Minimum Vesting.

If a Participant’s employment is terminated while the Plan is Top Heavy, the following vesting schedule shall be applied with respect to such Participant (only to the extent this schedule is more favorable than the schedule set forth in Section 6.04.)

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Credited Service at Termination Date	Percent of Account Balance Vested
Less than 2 years	0%
2 years	20%
3 years	40%
4 years	60%
5 years	80%
6 years or more	100%

The vesting schedule described above shall not apply to any Participant unless the Participant has accumulated at least one Hour of Service after the Plan becomes Top Heavy. If the Plan becomes a Top Heavy Plan and subsequently ceases to be such, the vesting schedule described above shall continue to apply in determining the deferred vested benefit of any Participant who has at least five Years of Service on the last day of the last Top Heavy Plan Year. Notwithstanding the foregoing, no change in the vesting schedule shall reduce the then vested percentage of any Participant’s Account.

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ARTICLE 13

MISCELLANEOUS

13.01	Headings.

The headings and sub-headings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

13.02	Action by Employer.

Any action by any Employer under this Plan may be by resolution of its Board of Directors, or by any person or persons duly authorized by resolution of said Board to take such action.

13.03	Spendthrift Clause.

Except as otherwise required by a “qualified domestic relations order” as defined in Code Section 414(p), none of the benefits, payments, proceeds or distributions under this Plan shall be subject to the claim of any creditor of any Participant or Beneficiary, or to any legal process by any creditor of such Participant or Beneficiary, and none of them shall have any right to alienate, commute, anticipate or assign any of the benefits, payments, proceeds or distributions under this Plan except to the extent expressly provided herein to the contrary.

13.04	Payment to Minors and Incapacitated Persons.

In the event that any amount is payable to a minor or to any person who, in the judgment of the Committee, is incapable of making proper disposition thereof, such payment shall be made for the benefit of such minor or such person in any of the following ways as the Committee, in its sole discretion, shall determine:

(a)	By payment to the legal representative of such minor or such person;

(b)	By payment directly to such minor or such person; or

(c)	By payment in discharge of bills incurred by or for the benefit of such minor or such person.

The Trustees shall make such payments as directed by the Committee without the necessary intervention of any guardian or like fiduciary, and without any obligation to require bond or to see to the further application of such payment. Any payment so made shall be in complete discharge of the Plan’s obligation to the Participant and his Beneficiaries.

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13.05	Discrimination.

The Employer, the Committee, the Trustee and all other persons involved in the administration and operation of the Plan shall administer and operate the Plan and Trust in a uniform and consistent manner with respect to all Participants similarly situated and shall not permit discrimination in favor of Highly Compensated Employees.

13.06	Benefits Solely Out of Trust Fund.

Benefits under this Plan shall be payable only out of the Trust Fund and no Employer shall have a legal obligation, responsibility or liability to make any direct payment of benefits accrued under the Plan. Neither the Employer nor the Trustee guarantee the payment of any benefit hereunder. No persons shall have any rights under the Plan with respect to the Trust Fund, or against the Trustees or any Employer, except as specifically provided herein.

13.07	Adoption of the Plan by an Affiliated Sponsor.

(a)	The Board or the Chief Executive Officer (CEO) of the Company shall determine which employers shall become Affiliated Sponsors within the terms of the Plan. In order for the Board or CEO to designate an Employer as an Affiliated Sponsor, the Board or CEO must designate in writing that the business enterprise is an Affiliated Sponsor. The Board or CEO may also specify such terms and conditions pertaining to the adoption of the Plan by the Affiliated Sponsor as the Board or CEO deems appropriate. An Affiliated Sponsor is entitled to adopt the Plan with respect to certain of its Employees, while not adopting the Plan with respect to the remainder of its Employees.

(b)	The Plan of the Affiliated Sponsor and of the Company shall be considered a single plan for purposes of Section 1.414(l)-l(b)(1) of the Treasury Regulations. All assets contributed to the Plan by the Affiliated Sponsor shall be held in a single fund together with the assets contributed by the Company (and with the assets of any other Affiliated Sponsors); and so long as the Affiliated Sponsor continues to be designated as such, all assets held in such fund shall be available to pay benefits to all eligible employees and beneficiaries covered by the Plan irrespective of whether such Employees are employed by the Company or by the Affiliated Sponsor. Nothing contained herein shall be construed to prohibit the separate accounting of assets contributed by the Company and the Affiliated Sponsors for purposes of cost allocation if directed by the Committee or the holding of Plan assets in more than one Trust Fund with more than one Trustee.

(c)

So long as the Affiliated Sponsor’s designation as such remains in effect, the Affiliated Sponsor shall be bound by, and subject to all provisions of the Plan and the Trust Agreement. The exclusive authority to amend the Plan and the Trust Agreement shall be vested in the Company and no Affiliated Sponsor shall have

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any right to amend the Plan or the Trust Agreement. Any amendment to the Plan or the Trust Agreement adopted by the Company shall be binding upon every Affiliated Sponsor without further action by such Affiliated Sponsor.

(d)	Each Affiliated Sponsor shall be solely responsible for making an Employer Contribution with respect to the Elective Deferrals made by its Employees and solely responsible for making any contribution required by Article 9. Neither the Company nor any other Affiliated Sponsor is obligated to make an Employer Contribution on behalf of the Employees of a different Affiliated Sponsor.

(e)	The Company and each Affiliated Sponsor will be tested on a combined basis to determine whether the Company and Affiliated Sponsors satisfy the Average Actual Deferral Percentage Test described in Section 9.03, the Average Actual Contribution Percentage test described in Section 9.06 and the Combined ACP and ADP Test described in Section 9.10. Accordingly, it is the intent of this Section 13.07 that the Company and any Affiliated Sponsor shall satisfy the ADP and ACP tests on a combined basis.

(f)	No Affiliated Sponsor other than the Company shall have the right to terminate the Plan. However, any Affiliated Sponsor may withdraw from the Plan by action of its board of directors provided such action is communicated in writing to the Committee. The withdrawal of an Affiliated Sponsor shall be effective as of the December 31st following receipt of the notice of withdrawal (unless the Company consents to a different effective date). In addition, the Board may terminate the designation of an Affiliated Sponsor to be effective on such date as the Board specifies. Any such Affiliated Sponsor which ceases to be an Affiliated Sponsor shall be liable for all cost accrued through the effective date of its withdrawal or termination and any contributions owing as a result of Elective Deferrals by its Employees or any other contribution as provided in paragraphs (d) and (e). In the event of the withdrawal or termination of an Affiliated Sponsor as provided in this paragraph, such Affiliated Sponsor shall have no right to direct that assets of the Plan be transferred to a successor plan for its Employees unless such a transfer is approved by the Company in its sole discretion.

13.08	Release for Payment.

Any payment to a Participant, spouse, Beneficiary, or to their legal representatives, in accordance with the provisions of this Plan, may be delayed by the Committee until such Participant, spouse, Beneficiary, or legal representative executes a receipt and release therefor in such forms as shall be determined by the Committee.

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13.09	No Right to Continued Employment.

Nothing in this Plan shall be deemed to give any Employee the right to be retained in the service of any Employer or to deny the Employer any right it may have to discharge him at any time.

13.10	Construction.

The Plan and Trust Agreement shall be governed by and construed (i) in accordance with the laws of the State of Alabama and (ii) in such a manner as to protect the qualified status of the Plan and Trust under Sections 401, 501, 4975(e)(7) and related provisions of the Code.

13.11	Totally Incompetent.

If any Participant, former Employee or Beneficiary is a minor or, in the judgment of the Committee is otherwise legally incapable of personally receiving and giving a valid receipt for any payment due him hereunder, the Committee may, unless and until a claim shall have been made by a duly appointed guardian or committee of such person, direct that such payment or any part thereof be made to such person’s spouse, child, parent, brother, sister, or such other person deemed by the Committee to have incurred expense for or assumed responsibility for the expense of such person. Such payment shall fully discharge the Trustee, Employer, Committee and Plan Administrator from further liability on account thereof.

13.12	Location of Participant or Beneficiary Unknown.

In the event that all or any portion of the distribution payable to a Participant or his Beneficiary shall remain unpaid solely by reason of the Committee’s inability to ascertain the whereabouts of such Participant or Beneficiary, the amount unpaid shall be forfeited. However, such forfeiture shall not occur until five (5) years after the amount first became payable. The Committee shall make a diligent effort to locate the Participant or Beneficiary including the mailing of a registered letter return receipt requested, to the last known address of such Participant or Beneficiary. In the event a Participant or Beneficiary is located subsequent to his benefit being forfeited, such benefit shall be restored and distributed.

13.13	Military Service.

Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.” [Amendment 4; Effective 12/12/1994]

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

[Amendment 4; Effective 1/1/1997]

ARTICLE 14

HIGHLY COMPENSATED EMPLOYEES

14.01	In General.

For the purposes of this Plan, the term “Highly Compensated Employee” is any active Employee described in Section 14.02 below and any Former Employee described in Section 14.03 below. Various definitions used in this Article are contained in Section 14.04. A Non-Highly Compensated Employee is an Employee who is not a Highly Compensated Employee.

14.02	Highly Compensated Employees.

(a)	An Employee is a Highly Compensated Employee if during the Determination Year the Employee:

(1)	is a 5 Percent Owner at any time during the current or preceding year; or

(2)	receives Compensation in excess of $80,000 and is a member of the Top Paid Group.

The dollar amount described above shall be increased annually as provided in Code § 414(q)(1). The Employer may elect not to limit Highly Compensated Employees to those who are members of the Top Paid Group. Any election do so, however, must be made by an amendment to this Plan.

(b)	Calendar Year Election. The Employer hereby elects the calendar year calculation election described in Temporary Regulation § 1.414(q)-1T, Q&A-14(b) or any successor regulation thereto. Because the Plan uses the calendar year as its Plan Year, there is no separate Look Back Year calculation. This election is binding on all other qualified retirement plans maintained by the Employer until the election is withdrawn.

14.03	Former Highly Compensated Employee.

A Former Employee is a Highly Compensated Employee if (applying the rules of Section 14.02) the Former Employee was a Highly Compensated Employee during a Separation Year or during any Determination Year ending on or after the Former Employee’s 55th birthday.

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

14.04	Definitions.

The following special definitions shall apply to this Article 14:

Compensation for purposes of this Article 14 shall have the same meaning as defined in Article 2.

Determination Year shall mean the portion of the Plan Year for which an individual’s status as a Highly Compensated Employee is determined.

Employer for purposes of this Article 14 shall mean the Employer and its Affiliates.

5 Percent Owner shall mean any Employee who owns or is deemed to own (within the meaning of Code § 318) more than five percent of the value of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of the Employer.

Former Employee shall mean an Employee (i) who has incurred a Termination of Employment or (ii) who remains employed by the Employer but who has not performed services for the Employer during the Determination Year (e.g., an Employee on Authorized Leave of Absence).

Look Back Year shall mean the Plan Year preceding the Determination Year, or if the Employer elects, the calendar year ending with or within the determination year.

Separation Year shall mean any of the following years:

(1)	An Employee who incurs a Termination of Employment shall have a Separation Year in the Determination Year in which such Termination of Employment occurs;

(2)	An Employee who remains employed by the Employer but who temporarily ceases to perform services for the Employer (e.g., an Employee on Authorized Leave of Absence) shall have a Separation Year in the calendar year in which he last performs services for the Employer;

(3)	An Employee who remains employed by the Employer but whose Compensation for a calendar year is less than 50% of the Employee’s average annual Compensation for the immediately preceding three calendar years (or the Employee’s total years of employment, if less) shall have a Separation Year in such calendar year. However, such Separation Year shall be ignored if the Employee remains employed by the Employer and the Employee’s Compensation returns to a level comparable to the Employee’s Compensation immediately prior to such Separation Year.

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

Top Paid Group shall mean the top 20% of all Employees ranked on the basis of Compensation received from the Employer during the applicable year. The number of Employees in the Top Paid Group shall be determined by ignoring Employees who are non-resident aliens and Employees who do not perform services for the Employer during the applicable year. The Employer elects to compute the Top Paid Group without the age and service exclusion provided in applicable Treasury Regulations.

14.05	Other Methods Permissible.

To the extent permitted by the Code, judicial decisions, Treasury Regulations and IRS pronouncements, the Committee may (without further amendment to this Plan) take such other steps and actions or adopt such other methods or procedures (in addition to those methods and procedures described in this Article 14) to determine and identify Highly Compensated Employees (including adopting alternative definitions of Compensation which satisfy Code § 414(q)(7) and are uniformly applied).

[Article 14 revised by Amendment 4; Effective 1/1/1997]

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

[Article 15 Added by Amendment 8; Effective 1/1/2002]

ARTICLE 15

EGTRRA AMENDMENTS

15.01	Background.

(a)	Adoption and Effective Date of Amendment. This Article 15 is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this Article 15 shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

(b)	Supersession of Inconsistent Provisions. This Article 15 shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Article 15.

15.02	Limitations on Contributions (Note: This amendment is required; although the plan may through other amendments impose a lower limit on contributions and allocations.)

(a)	Effective Date. This Section shall be effective for Limitation Years beginning after December 31, 2001.

(b)	Maximum Annual Addition. Except to the extent permitted under Section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year shall not exceed the lesser of:

(i)	$40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

(ii)	100 percent of the Participant’s Compensation, within the meaning of Article 11 (Limitation on Allocations) for the Limitation Year. The Compensation limit referred to in this paragraph (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

15.03	Increase in Compensation Limit.

The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

$200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

15.04	Elective Deferrals — Contribution Limitation.

No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 414(v) of the Code, if applicable.

15.05	Vesting of Employer Matching Contributions.

(a)	Applicability.

Except as provided in this paragraph, this Section shall apply to Participants with accrued benefits derived from employer matching contributions who complete an Hour of Service in a Plan Year beginning after December 31, 2001 (the “2002 Plan Year”). This Section shall not apply to such Participant’s Account balance attributable to employer matching contributions attributable to periods before the 2002 Plan Year. Instead, such contributions will be subject to the vesting schedule attributable to employer matching contributions in effect prior to the 2002 Plan Year. In addition, the employer matching contributions of Participants who do not complete an Hour of Service during or after the 2002 Plan Year shall be subject to the vesting schedule attributable to employer matching contributions in effect prior to the 2002 Plan Year.

(b)	Vesting Schedule.

The accrued benefit derived from employer matching contributions of a Participant described in subsection (a) above, shall vest as provided below. If applicable, the election in Section 12.05 of the Plan shall apply.

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

The vesting of employer matching contributions shall be as follows:

The Participant’s accrued benefit derived from employer matching contributions shall vest according to the following schedule:

Years of vesting service	Nonforfeitable percentage
2	20%
3	40%
4	60%
5	80%
6	100%

15.06	Direct Rollovers of Plan Distributions.

(a)	Effective Date. This section shall apply to distributions made after December 31, 2001.

(b)	Modification of Definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in Section 6.13 (Direct Rollovers) of the Plan, an Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

(c)	Modification of Definition of Eligible Rollover Distribution to Exclude Hardship Distributions. For purposes of the direct rollover provisions in Section 6.13 (Direct Rollovers) of the Plan, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

15.07	Rollovers Disregarded in Involuntary Cash-Outs.

(a)	Applicability and Effective Date. This Section shall be effective as of the date set forth in subsection (c) below.

(b)

Rollovers Disregarded in Determining Value of Account Balance for Involuntary Distributions. For purposes of Section 6.05 (Commencement of Distributions) of the Plan, the value of a Participant’s nonforfeitable Account balance shall be determined without regard to that portion of the Account balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the Participant’s nonforfeitable Account balance as

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

so determined is $5,000 or less, the Plan shall distribute the Participant’s entire nonforfeitable account balance in accordance with Section 6.05 (Commencement of Distributions) of the Plan.

(c)	Effective Date. This Section shall apply with respect to distributions made after December 31, 2001 with respect to Participants who separated from service after December 31, 2001.

15.08	Repeal of Multiple Use Test.

The multiple use test described in Treasury Regulation section 1.401(m)-2 and Article 9 of the Plan shall not apply for Plan Years beginning after December 31, 2001.

15.09	Distribution Upon Severance From Employment.

(a)	Effective Date. This Section shall apply for distributions and severances from employment occurring after the dates specified in subsection (c) below.

(b)	New distributable event. A Participant’s Elective Deferrals qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

(c)	This Section (Distribution upon Severance from Employment), shall apply for distributions after December 31, 2001, for severances from employment occurring after December 31, 2001.

15.10	Modification of Top-Heavy Rules.

(a)	Effective Date. This Section shall apply for purposes of determining whether the plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This Section amends Article 12 (Top Heavy Rules) of the Plan.

(b)	Determination of Top-Heavy Status.

(i)

Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

Employer having annual Compensation of more than $150,000. For this purpose, annual Compensation means Compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(ii)	Determination of Present Values and Amounts. This paragraph (ii) shall apply for purposes of determining the present values of accrued benefits and the amounts of Account balances of Employees as of the determination date.

(A)	Distributions during Year Ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(B)	Employees Not Performing Services During Year Ending On The Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

(c)	Minimum Benefits

(i)	Matching Contributions. Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the Actual Contribution Percentage test and other requirements of Section 401(m) of the Code.

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

(ii)	Contributions Under Other Plans. If the Company desires to have the top heavy minimum benefit requirement met in another plan, the Company shall so indicate in this paragraph (ii) by identifying the name of the other plan, the minimum benefit that will be provided under such other plan and the employees who will receive the minimum benefit under such other plan. Unless so indicated in this paragraph (ii), the top heavy minimum benefit requirement will be satisfied by contributions to this Plan.

[Article 15 Added by Amendment 8; Effective 1/1/2002]

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

IN WITNESS WHEREOF, the Company and the Affiliated Sponsor have caused this Plan to be duly executed as of the dates shown below, effective as of January 1, 1987.

CULLMAN BANCSHARES, INC.

By:

Title:

Date:
ATTEST:

By:
(Corporate Seal)

PEOPLES BANK OF CULLMAN COUNTY

By:

Title:

Date:
ATTEST:

By:
(Corporate Seal)

Composite Plan Incorporating Amendments 1 - 8 (In Italics)

SCHEDULE A

CREDITED SERVICE RULES FOR PREDECESSOR EMPLOYERS

Employer/ Group of Employees	Acquisition Date/ Date of Plan Affiliation	Special Rules
Bankers Trust banking centers located in Lacey’s Spring, Alabama and Sommerville, Alabama	February 20, 1998	Service prior to February 20, 1998 counts for both vesting and eligibility purposes.”

[Amendment 4; Effective 1/1/1998]

Composite Plan Incorporating Amendments 1 - 8 (In Italics)